As filed with the Commission on June 4, 2002                   File No.
                                                                       ---------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                             NUTRASTAR INCORPORATED
                 (Name of small business issuer in its charter)


         California                         2044                  87-0673375
-------------------------------  --------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)      Classification Code)    Identification No.)

               1261 Hawk's Flight Court, El Dorado Hills, CA 95762
               ---------------------------------------------------
         (Address and telephone number of principal executive offices)

               1261 Hawk's Flight Court, El Dorado Hills, CA 95762
               ---------------------------------------------------
(Address of principal place of business or intended principal place of business)

                         Patricia McPeak, Chair and CEO
                             NutraStar Incorporated
               1261 Hawk's Flight Court, El Dorado Hills, CA 95762
                                 (916) 933-7000
               ---------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               Roger D. Linn, Esq.
                        Weintraub Genshlea Chediak Sproul
             400 Capitol Mall, Eleventh Floor, Sacramento, CA 95814
                            Telephone: (916) 558-6064

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                             CALCULATION OF REGISTRATION FEE


========================================= ================ =================== =================== =====================
                                                            Proposed Maximum    Proposed Maximum
         Title of Each Class of            Amount to Be      Offering Price        Aggregate            Amount of
      Securities to be Registered           Registered         Per Share         Offering Price      Registration Fee
----------------------------------------- ---------------- ------------------- ------------------- ---------------------
----------------------------------------- ---------------- ------------------- ------------------- ---------------------
Common stock to be offered by selling           2,228,851            $0.52(1)          $1,159,002                  $106
shareholders
----------------------------------------- ---------------- ------------------- ------------------- ---------------------
Common stock for resale by holders of           1,480,177            $0.52(2)            $769,692                   $71
series A preferred stock assuming the
conversion of such preferred stock
========================================= ================ =================== =================== =====================
                                   Total        3,709,028                              $1,928,694                  $177
========================================= ================ =================== =================== =====================

_______________________________

(1)  Fee  calculated in accordance  with Rule 457(c) of the  Securities  Act of 1933,  as amended  ("Securities  Act").
     Estimated for the sole purpose of calculating  the  registration  fee and based upon the average  quotation of the high and low price per share of our common stock on May 30, 2002, as quoted on the OTC Bulletin Board.

(2)  Assumes that the holders of the Series A preferred  stock has converted  such stock.  Maximum  offering  price per share is based upon the average quotation of the high and low price per share of our common stock on May 30, 2002, as reported on the OTC Bulletin Board.


The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                 Subject to Completion
                                                                    June 4, 2002


                             NUTRASTAR INCORPORATED

                             RESALE OF COMMON STOCK

                                 _______________


This prospectus relates to the resale of up to 3,709,028 shares of common stock. These shares include up to 1,480,177 shares that are issuable upon the conversion of Series A preferred stock. The selling shareholders may sell the common stock from time to time in the over-the-counter market at the prevailing market price or in private negotiated transactions. The selling shareholders will determine the price they may offer or sell shares of our common stock independent of us. We will not receive any proceeds from the resale of shares of common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol "NTRA." On May 30, 2002, the closing price for one share of common stock was $0.51. We do not have any other securities that are currently traded on any other exchange or quotation system.


                        ________________________________


Investing in the common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. Various risk factors applicable to the common stock are set forth at page 4 - 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        ________________________________




              The date of this Prospectus is ______________, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


PROSPECTUS SUMMARY............................................................2

RISK FACTORS..................................................................4

THE OFFERING..................................................................9

MARKET FOR OUR COMMON STOCK...................................................9

DIVIDEND POLICY..............................................................10

FORWARD-LOOKING STATEMENTS...................................................11

BUSINESS.....................................................................11

MANAGEMENT'S DISCUSSION AND ANALYSIS.........................................20

AND PLAN OF OPERATIONS.......................................................20

MANAGEMENT...................................................................26

EXECUTIVE COMPENSATION.......................................................29

SECURITY OWNERSHIP OF CERTAIN................................................34

BENEFICIAL OWNERS AND MANAGEMENT.............................................34

LEGAL PROCEEDINGS............................................................34

PLAN OF DISTRIBUTION.........................................................36

SELLING SHAREHOLDERS.........................................................37

DESCRIPTION OF SECURITIES....................................................38

LEGAL MATTERS................................................................41

EXPERTS......................................................................41

AVAILABLE INFORMATION........................................................42

FINANCIAL STATEMENTS.........................................................42

PART II.......................................................................1

INFORMATION NOT REQUIRED IN PROSPECTUS........................................1

SIGNATURES....................................................................7

                               PROSPECTUS SUMMARY

This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus.

Our Business

As used in this prospectus, the reference to "we" and "NutraStar" and the business operations discussed in this prospectus refer to NutraStar Incorporated and its subsidiaries.

NutraStar Incorporated is a California corporation formerly known as Alliance Consumer International, Inc. As a result of the Exchange Transaction discussed below, our business is now the business previously carried on by NutraStar Technologies Incorporated, a Nevada corporation ("NTI"). NTI was formed and started doing business in February, 2000. We are an emerging growth health sciences company focused on becoming a nutraceutical company through the development and distribution of our "super food" products and natural arthritic relief products for both humans and animals. We also intend to distribute "all natural" cosmetics and beauty aids. Most of our products offer the beneficial elements of stabilized rice bran and specially formulated rice bran oil. Many of our "all natural" nutraceutical products deliver beneficial biological effects with fewer of the adverse side effects common with many pharmaceuticals. Accordingly, we believe that certain of our products may be used in place of, or as a supplement to some of the World's most widely distributed pharmaceuticals. We will continue to aggressively support our products through clinical trials and third party analysis. To date, NutraStar and its affiliates have conducted a number of limited clinical trials on several of its products, including, the treatment of Type I and Type II Diabetes, high LDL cholesterol, triglycercides, and Apolipoprotien B, a treatment for joint pain and joint inflammation in mammals, a treatment for Irritable Bowel Syndrome ("IBS"), and a treatment for Inflammatory Bowel Disease ("IBD").

We have developed a number of product lines that are currently or soon will be available for sale in the market through our four divisions: TheraFoods(R)
(business to consumer), NutraCea(TM) (medical foods), NutraGlo (animal products), and NutraBeauticals(R) (cosmetics and beauty aids). Because of the many potential benefits of our products, we anticipate developing strategic distribution and marketing agreements with well-known retail product and pharmaceutical companies and medical practices and institutions.

Our corporate offices and operations are located at 1261 Hawk's Flight Court, El Dorado Hills, California 95762. Our telephone number is (916) 933-7000. We have one wholly owned subsidiary, NTI, which in turn wholly owns NutraGlo, Incorporated, a Nevada corporation. Both of these subsidiaries maintain business offices at our principal business office in El Dorado Hills, California.

Offering Summary

The selling shareholders are registering for resale up to 3,709,028 shares of our common stock, which they currently own or may acquire upon conversion of shares of our Series A convertible preferred stock.

     Securities offered by selling shareholders .................3,709,028(1)

     Common stock outstanding before the offering ...............21,802,853(2)

     Common stock to be outstanding after the offering ..........23,283,030(2)

     Use of proceeds ............................................We will not receive any proceeds from this offering

     Offering Price .............................................Market price or  negotiated prices at the  time of resale.

     Symbol for our common stock ................................NTRA

     Market for common stock ....................................Our share are currently listed for trading on the over-the-counter
                                                                 electronic bulleting board.
__________________________


(1)  Assumes (a) the conversion of 1,480,177 shares of our Series A convertible  preferred stock, which are currently outstanding,  into a maximum of 1,480,177 shares of our common stock and
     (b) the  inclusion  of  2,228,851  shares  of common  stock  previously  issued  to  various shareholders.

(2)  The number of shares of our common stock  outstanding  as of May 30, 2002  excludes  options outstanding  to purchase  4,305,352  shares of our common stock at an exercise price between
     $0.25 and $1.00 per share and warrants  outstanding to purchase 300,000 shares of our common stock at an exercise price between $0.50 and $1.00 per share.

Summary of Consolidated Financial Data

                                              Year-Ended                       (Unaudited)
                                             December 31,             Three Months Ended March 31,
                                       2001             2000             2002              2001
                                   -------------    -------------    -------------     ------------
Net Sales                           $ 1,601,222      $   127,954      $   294,357      $   468,320
Cost of Goods Sold                      945,633          157,170          182,472          404,425
Operating Expenses                    3,356,904        1,513,021        1,181,468          419,993
Earnings (Loss) from Operations      (2,692,315)      (1,542,237)      (1,069,583)        (356,098)
Earnings (Loss) Per Share                 (0.20)           (0.10)           (0.05)           (0.02)


                                                          (Unaudited)
                                        Year Ended     Three Months Ended
                                     December 31, 2001   March 31, 2002
                                     -----------------   --------------
     Total Assets                    $       1,261,301   $    1,020,388
     Working Capital (Deficit)                 (52,760)        (516,656)
     Shareholders' Equity (Deficit)         (1,282,030)      (1,771,802)

                                  RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest, you should read and consider carefully the following risk factors.

We expect  continued  losses in 2002 since current  revenues are insufficient to
--------------------------------------------------------------------------------
cover expenses;  for the three months ended March 31, 2002, we had a net loss of
--------------------------------------------------------------------------------
$1,069,723.
-----------

     We have incurred losses since we started our business in 2000. For the year ended December 31, 2001, we incurred a net loss of over $3,771,000 and have an accumulated deficit of over $5,328,000. Our current revenues are not enough to pay all our expenses. Our net losses are expected to continue through the current fiscal year. As a result of these losses and negative cash flows from operations, our ability to continue operations will depend on our ability to generate revenues for working capital and the availability of outside capital until we achieve profitability. In addition, we are subject to a Put/Call Agreement whereby after July 15, 2002, the RiceX Company can require us to repurchase 130,000 of Series A preferred stock in exchange for $130,000 plus any accrued dividends. Also, upon the five-year anniversary of the date of issuance, we are required to redeem all remaining Series A preferred stock at $1.00 per share, plus any accrued and unpaid dividends declared.

Our audited consolidated financial statements for the fiscal year ended December 31, 2001 as well as our financial statements for the quarter ended March 31, 2002 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes we will continue in operation for the foreseeable future and will be able to utilize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions currently exist which require this assumption.

Through the most recently completed quarter, March 31, 2002, we have not been profitable and have experienced negative cash flows from operations. For the first quarter ended March 31, 2002, we incurred a net loss of $1,069,723 and have an accumulated deficit of approximately $6,398,000. Operations have been financed through the issuance of preferred and common stock and other external financing. Our future operations are dependent upon continued external funding, our ability to increase revenues and contain expenses, and the success of our proposed development and marketing of our nutraceutical products. There are no assurances that the above conditions will occur.

We Have a Limited Operating History.  Our business is essentially the operations
-----------------------------------
of NTI and its subsidiary NutraGlo Incorporated. NTI was formed and started operations in February, 2000. Since then, NTI has focused on perfecting its business plan, formulating products, forming a strategic alliance with its key supplier, and negotiating various strategic alliances with distributors. As a result, neither NutraStar nor NTI has any significant operating history upon which an evaluation of our performance can be made. Our prospects must be considered in light of the risks and difficulties encountered by new emerging growth companies with limited operating history. See "Business."

We Are Dependent on One Supplier for Our Stabilized  Rice Bran. We are dependent
--------------------------------------------------------------
on one company, The RiceX Company ("RiceX"), to manufacture and provide the stabilized rice bran which forms the basic ingredient for many of our products. We have entered into a 5-year contractual relationship with RiceX, with two five-year renewal periods, to ensure the availability of RiceX products and provide long-term price stability at favorable prices (the "RiceX Agreement").

In addition to the risks associated with the potential termination of the RiceX Agreement, the inability of RiceX to deliver the amount of product that we require, any interruption in product delivery for any reason, or the inability of RiceX to fulfill its contractual obligations would have a material adverse effect on our business, results from operations, and financial condition. At the present time, we could not readily find and implement alternative suppliers and likely not on advantageous terms. RiceX's ability to manufacture certain of our core products is currently limited to the production capability of RiceX's Dillon, Montana plant (the "Dillon Plant"). Currently, the Dillon Plant is capable of producing only a limited quantity of rice bran products, which may not be sufficient to meet our short-term and long-term sales goals. Although RiceX has indicated that it can now outsource some production of its core products outside the Dillon Plant, there is no assurance that RiceX will actually be able to do so. See "Business - Product Supply" and "Certain Transactions - The RiceX Company."

Exclusive  Marketing  Rights Could be Forfeited.  We have the exclusive right to
-----------------------------------------------
distribute certain of RiceX's products in the United States, but we may lose this exclusive right if we do not purchase increasing amounts of product from RiceX each year. See "Business-Product Supply." The loss of this exclusive right would allow RiceX to sell its rice bran products to other manufacturers who could then compete more directly with us. This could have a material adverse affect on our sales and operations.

We Intend to Pursue an Aggressive Growth Strategy.  For the foreseeable  future,
-------------------------------------------------
we intend to pursue an aggressive growth strategy for the expansion of our operations, and our future operating results will depend largely upon our ability to market our products and successfully manage an expanding business. Our ability to rapidly expand our sales will depend upon many factors, including our ability to identify and enter new markets, establish and maintain strategic alliances with distributors, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, there are no assurances that we will be able to achieve our targets for sales growth, or that our operations will be successful or achieve anticipated operating results.
See "Business."

We are Dependent on Future Financing.  We anticipate  needing $10 to $20 million
------------------------------------
in additional financing in the next 12 to 24 months to expand sales to anticipated levels, complete our business plan, make strategic acquisitions, invest in production infrastructure, and for other working capital purposes. However, as of March 31, 2002, we had a negative tangible net book value of $2,135,830 (which does not include the convertible, redeemable Series A preferred stock), and a working capital deficit of $516,656. Consequently, for the foreseeable future, we will be dependent on external sources of capital. There are no assurances that we will be able to secure such future financing in the amounts or at the times needed, or on favorable terms. If we are not able to secure such capital, we may not be able to achieve or sustain anticipated sales growth, which would have a material adverse effect on NutraStar.

We Currently  Have Limited  Distribution  Capability.  We currently  have only a
----------------------------------------------------
limited capability to distribute our products. We offer our products directly to consumers over the Internet and through wholesale distribution channels, although we anticipate that Internet sales will only amount to a small percentage of total projected sales. To meet our long-term sales objectives, we will have to establish and maintain relationships with a number of distributors and marketing private label brands. Although we are negotiating with several distributors, we have only entered into one distribution agreement to date and have yet to enter into an agreement with any other distributors. There are no assurances that we will be able to establish or maintain relationships with a number of distributors such that we will experience anticipated sales growth, or that such distributors will produce the level of sales that we expect. If we are unable to establish and maintain relationships with distributors, our business and results from operations would be adversely impacted. See "Business - Marketing."

We Expect Continued  Control by Management.  NutraStar's  officers and directors
------------------------------------------
currently beneficially own approximately 64% of the outstanding shares of NutraStar's common stock. Consequently, management is in a position to control the election of a majority of directors and other matters subject to a shareholder vote. See "Security Ownership of Certain Beneficial Owners and Management."

We are Dependent on Management  and Key  Employees.  We believe that our success
--------------------------------------------------
will largely be dependent upon management's implementation of our business plan, especially the efforts and abilities of Patricia McPeak, NTI's founder and NutraStar's Chief Executive. We also believe that our success will be dependent, in part, on our research team, including Dr. Rukmini Cheruvanky and Dr. Reddy Sastry V. Cherukuri. NutraStar has written employment agreements with Ms. McPeak, and Drs. Cheruvanky and Cherukuri. In addition, we believe that our future success will be dependent upon attracting and retaining key management personnel for positions that, as yet, do not exist. There are no assurances that we will be able to recruit and employ such executives, at the times and with the skills that we require, and on terms that are acceptable to NutraStar. See "Management - Officers and Directors."

New Product  Requires Market  Acceptance.  Most of NutraStar's  products seek to
----------------------------------------
exploit the beneficial aspects of stabilized rice bran. These nutraceutical products are relatively new. Consequently, we believe that demand for our products will depend upon increasing consumer awareness of and willingness to purchase high quality food supplements and nutraceuticals. There are no assurances that the current trend towards natural and high quality food supplements will continue or increase. Even if such trend does increase, there are no assurances that our products will find acceptance with consumers. See "Business."

Retail Competition is Intense. The natural foods and food supplement industry in
-----------------------------
which we operate is highly competitive. Although we are not aware of any competitor that currently offers products that are the same as our products with the same attributes, there are a great number of other companies that provide similar products. If we are unable to establish or maintain stabilized rice bran as a competitive edge in our markets, sales and stability will be adversely affected. Many of these companies have substantially greater financial, marketing, and/or technical resources than NutraStar. Further, there are no assurances that our products will remain competitive with our competitors and new competitors could enter this market. See "Business - Competition."

Possible  Adverse  Publicity or Claims.  Like many  companies that sell personal
--------------------------------------
health products, we may be subject to complaints or litigation from customers alleging product-related illnesses, efficacy or other product quality, health, or safety concerns. Adverse publicity resulting from such allegations may materially adversely affect our operations, regardless of whether such allegations are true or whether we are ultimately held liable. A lawsuit or other claim that results in an adverse decision against us may materially affect NutraStar's business, results from operations, or financial condition. See "Business."

We  are  Subject  to  Substantial  Governmental   Regulation.   The  processing,
------------------------------------------------------------
formulation, packaging, labeling, and advertising of our products are subject to regulation by one or more government agencies. Recent federal law and implementing regulations have provided the Food and Drug Administration (the "FDA") with a complex mechanism for the labeling of dietary supplements, and for health claims about dietary supplements made by manufacturers. Differing types of claims require differing levels of substantiation, and in general, the more specific or more health related the claim, the increased level of substantiation. There are no assurances that the FDA will accept our substantiation for any claim that we may make, or will not require us to incur substantial time and expense to provide an increased level of substantiation. In addition, the FDA has proposed regulations for good manufacturing practices that will regulate the processing, packaging, and storage of our products, and it may be difficult or expensive for us to comply with such regulations. Further, any advertising by NutraStar will be subject to the truth-in-advertising rules of the Federal Trade Commission.

We may be subject to additional laws or regulations in the future, or more strict interpretations of current laws and regulations. We cannot predict the nature or effect of new laws and regulations or different interpretations of existing laws and regulations, but they may have a material adverse effect on our operations or financial condition. See "Business - Government Regulation."

Need to Continue  Research of Health  Benefits.  We believe that our  stabilized
-----------------------------------------------
rice bran products have certain health benefits, and intend to conduct a number of clinical trials to substantiate such health benefits. However, there are no assurances that the results of any such trials will be favorable to us, that the cumulative results of such trials will be sufficient to induce a federal scientific body to issue an authoritative statement in support of our health benefit claims, or that the FDA or other governmental regulatory authority will not challenge the results, adequacy, or sufficiency of the substantiation of our health benefit claims. If the FDA or other regulatory authorities challenges any of our health benefit claims, we may be required to either expend substantial amounts of time and money to defend our claims or withdraw them. See "Business - Government Regulation."

Need to Protect Intellectual  Property. NTI has filed applications with the U.S.
---------------------------------------
Patent and Trademark Office and has successfully registered NTI's logo, StaBran(R), RiSolubles(R), RiceMucille(R), and 21 other product names, as registered federal trademarks and service marks. NTI has additional trademark and service mark applications pending. NTI has an exclusive license from RiceX for three of its patents and NTI has recently filed its first patent application for a method of treating arthritis, joint inflammation and joint pain. There are no assurances that this patent will be issued or that the issued patents will adequately protect our technology, or that another company may develop a similar but non-infringing product. There are no assurances that we will be able to successfully exploit these patents. There are no assurances that we will be able to successfully register all of our trademarks and service marks or patents, or even if registered, that registration will provide us with adequate protection.

Furthermore, we will have to protect our marks and patents from infringing uses or products. See "Business - Intellectual Property."

However, some or all of our patents, trademarks, or other intellectual property rights may not be enforceable, even if registered, against any prior users of similar intellectual property or competitors who seek or intend to use similar intellectual property. Enforcement of our intellectual property rights may involve lengthy and expensive litigation, which we may not be able to maintain. However, if we fail to enforce our intellectual property rights, we may lose certain of those rights. It is possible that we will encounter claims from prior users of similar intellectual property, which, if sustained, could limit our operations and possibly subject us to liability for damages or license fees to a prior user, developer or registrant of similar intellectual property. See "Business - Intellectual Property."

Potential  Liability  to Finders and Brokers.  NTI has  utilized  and  NutraStar
---------------------------------------------
continues to utilize the services of various investment bankers, brokers and finders to assist it in securing investment capital. NTI is currently disputing the services rendered by and the compensation to be paid to two such individuals. These claims for compensation could result in NTI having to pay substantial fees in cash or issuance of NutraStar common stock. One of these disputes has resulted in litigation. Although NTI believes its position is justified, it may have to expend time and money to defend its position or its position may ultimately be found to be unjustified. See "Legal Proceedings."

Since the  market  price of our  common  stock has ranged in price from $0.35 to
--------------------------------------------------------------------------------
$2.60 since  December  17, 2001,  investors  may not be able to resell at prices
--------------------------------------------------------------------------------
similar or higher than they purchased.
--------------------------------------

The average daily trading volume of our common stock has generally been low, which we believe is a reflection of the lack of business operations of Alliance Consumer International, Inc. prior to its merger with NTI in December, 2001 as well as the limited number of common stock shareholders. As a result, the market price has been highly volatile and may not be indicative of the market price in a more liquid, stable market. Consequently, investors may not be able to resell their shares of our common stock at prices similar to or higher than their purchase price. The market price of our common stock could be subject to significant fluctuations in response to a number of factors, including investor perception, depth and liquidity of the market for our common stock, public announcements by us, our clients and our competitors, and general market conditions, which may or may not relate to our performance.

Trading in our stock is  restricted by the SEC's penny stock  regulations  which
--------------------------------------------------------------------------------
may limit a stockholder's ability to buy and sell our stock.
------------------------------------------------------------

Trading in our common stock is subject to the U.S. Securities and Exchange Commission's ("SEC") penny stock regulations, which may limit a stockholder's ability to buy or sell our common stock. The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock is currently covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and financially qualified investors. For transactions covered by this rule, the broker-dealers must make a special suitability determination of the purchaser and receive the purchaser's written agreement of the transaction prior to the sale. Consequently, these rules may affect the ability of broker-dealers to trade our common stock and affect the ability of existing shareholders to sell their shares in the secondary market.

                                  THE OFFERING

We are registering, on behalf of the selling shareholders, for resale up to 3,709,028 shares of common stock, including up to 1,480,177 shares of common stock assuming the conversion of outstanding Series A Preferred Stock. You will find listed below the sources of the shares of common stock being registered for resale in this prospectus.

     o 1,480,177 shares of common stock issuable upon conversion of 1,480,177 shares of Series A preferred stock

     o 2,228,851 shares of common stock issued as compensation to persons and entities for services rendered or money invested in connection with NutraStar's business.

The shares of common stock offered for resale and the shares of common stock to be issued upon the conversion of the remaining outstanding Series A Preferred Stock may be sold in a secondary offering by the selling shareholders by means of this prospectus. The shares will be sold at the prevailing market price existing at the time of sale.

                           MARKET FOR OUR COMMON STOCK

On September 17, 1998, Alliance Consumer International, Inc. was approved for quotation on the National Association of Securities Dealers' Over-the-Counter Bulletin Board ("OTCBB") where it was quoted until June 3, 1999. On June 3,
1999, Alliance moved to the "Pink Sheets" published by the Pink Sheets LLC (previously National Quotation Bureau, LLC). In May, 2001, Alliance's common stock was once again listed on the OTCBB and its ticker symbol was changed to "ACIL."

Effective as of December 17, 2001, NutraStar's trading symbol was changed to "NTRA" to reflect the Exchange Transaction with NTI. The following chart sets forth the known high and low bid price for NutraStar's stock for each quarter during the previous two years. The last four quarters reported reflect prices quoted on the NASD's OTCBB while all previous quarters reflect prices as reported in the "Pink Sheets" published by the Pink Sheets LLC. The quotations set forth below reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

        -------------------------------------- -------------- ---------------
        Year Ended December 31, 2002                 Low Bid        High Bid
        -------------------------------------- -------------- ---------------
        First Quarter                                $0.43**         $2.50**
        -------------------------------------- -------------- ---------------


        -------------------------------------- -------------- ---------------
        Year Ended December 31, 2001
        -------------------------------------- -------------- ---------------
        Fourth Quarter                               $0.30**         $2.77**
        -------------------------------------- -------------- ---------------
        Third Quarter                                $0.41*          $2.29*
        -------------------------------------- -------------- ---------------
        Second Quarter                               $ .001*         $0.41*
        -------------------------------------- -------------- ---------------
        First Quarter                                $ .001          $ .01
        -------------------------------------- -------------- ---------------


        -------------------------------------- -------------- ---------------
        Year Ended December 31, 2000
        -------------------------------------- -------------- ---------------
        Fourth Quarter                               $ .001          $ .005
        -------------------------------------- -------------- ---------------
        Third Quarter                                  .005            .01
        -------------------------------------- -------------- ---------------
        Second Quarter                                 .01             .04
        -------------------------------------- -------------- ---------------
        First Quarter                                  .001            .04
        -------------------------------------- -------------- ---------------
____________________________
*    Reflects post-reverse stock split of 1 for 50.
**   Represents post-share exchange transaction.

As of May 30, 2002, we had 21,802,853 shares of common stock outstanding and approximately 82 holders of record of NutraStar's Common Stock. This amount does not include shares held in street name.

The provisions in our Articles of Incorporation relating to our preferred stock would allow our directors to issue additional preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to our common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally. It would have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by our management.

We are authorized to issue up to 3,000,000 blank check preferred shares of which 2,084,707 are currently issued and outstanding. There are no current plans, arrangements, commitments or undertakings to issue additional preferred stock. However, the board of directors has the authority to issue additional shares of preferred stock at any time up to the amount authorized in our Articles of Incorporation.

                                 DIVIDEND POLICY

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities and liquidation preferences of our preferred stock. Our board of directors is not obligated to declare a dividend. We have not paid any dividends on our common stock and we do not have any current plans to pay any common stock dividends. Series A preferred stocks are not entitled to any dividends but if declared, would be paid prior to any dividends being paid on the common shares. In addition, the Series A preferred stock is entitled to a cumulating annual dividend of $0.07 per share payable upon the redemption of the shares or liquidation of NutraStar.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                    BUSINESS

History

NutraStar Incorporated was originally incorporated on March 18, 1998 under the laws of the State of California as Hickory Investments II, Inc. ("Hickory"). On June 2, 1998, Hickory changed its name to Alliance Consumer International, Inc. ("Alliance"). On December 14, 2001, Alliance changed its name to NutraStar Incorporated in connection with the Exchange Transaction (see below).

In  mid-1998   and  early  1999,   Alliance  was  engaged  in  the  business  of
manufacturing cosmetics, detergents and pharmaceuticals. On July 13, 1999, Alliance filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. The case was filed in the Central District of California, Los Angeles Division, Chapter 11 Case No. LA-99-36256-EC. In November 1999, the U.S. Bankruptcy Court approved a Plan of Reorganization (referred to as the "Plan") which provided for the sale of substantially all of Alliance's assets. While the Chapter 11 bankruptcy proceedings were pending, an investor group led by Home Marketing Enterprises, LLC, a Utah limited liability company, made an offer to purchase a majority of Alliance's issued and outstanding shares. This offer was accepted by the attorneys for the Debtor in Possession and thereafter formally approved by the Bankruptcy Court at a February 21, 2001 Sale Confirmation Hearing. A formal Order reflecting the sale was entered with the Clerk of the Court on March 12, 2001.

On March 12, 2001 Alliance emerged from Chapter 11 bankruptcy with no remaining material assets or liabilities. Among other things, the Bankruptcy Court approved (1) a change in officers and directors, (2) the cancellation of all authorized and any outstanding preferred shares, (3) a reverse common stock split at a ratio of one share for every fifty shares that were then-issued and outstanding, (4) an increase in the authorized common capital shares from 15,000,000 to 50,000,000 shares, and (5) the issuance of 3,500,000 post-split common capital shares to the investor group.

As a result of the one-for-fifty shares reverse split, Alliance, prior to the Court-authorized issuance of the 3,500,000 shares referenced above, had 132,377 common shares issued and outstanding. At the time of the Bankruptcy purchase transaction, Alliance also issued 17,133 post-split shares to four individuals involved in, or associated with, Alliance. The total number of the post-split issued and outstanding shares, following Bankruptcy Court approval of the purchase transaction, was 3,649,520.

On March 28, 2001, the Restated Articles of Incorporation, implementing the changes and amendments to the Alliance Articles approved by the U.S. Bankruptcy Court, were filed with the Secretary of State of the State of California. Since its emergence from Chapter 11 bankruptcy and concluding with the Exchange Transaction, Alliance has been seeking to engage in a business combination. The Common Stock and deficit accumulated during such stage have been restated with the statement of operations to begin on March 12, 2001, the date of entry of the Bankruptcy Court Order approving the purchase and sale by the investor group.

Exchange Transaction

On December 14, 2001, Alliance issued 17,000,000 shares of its the common stock (the "Common Stock") to the shareholders of NutraStar Technologies Incorporated, a Nevada corporation ("NTI"), in exchange for all of the issued and outstanding shares of the common stock of NTI (the "Exchange Transaction") pursuant to that certain Plan and Agreement of Exchange dated November 9, 2001 (the "Exchange Agreement") between Alliance, NTI and the principal shareholders of NTI. As a result of the Exchange Transaction, Alliance changed its name to NutraStar Incorporated, NTI became a wholly owned subsidiary of NutraStar and the former shareholders of NTI became the owners of approximately 82% of NutraStar's then outstanding common stock. Upon the Exchange Transaction, the sole officer and director of Alliance resigned and the officers and directors of NTI became the officers and directors of NutraStar and it changed its ticker symbol to "NTRA".

On April 27, 2000, prior to the Exchange Transaction, NTI formed NutraGlo Incorporated ("NutraGlo"), a Nevada corporation, which was owned 80% by NTI and 20% by NutraGlo Investors L.P. During fiscal year 2001, NutraGlo started marketing, manufacturing and distributing one of NTI's products to the equine market. In connection with the Exchange Transaction, NTI issued 250,001 shares of its common stock to the limited partnership in exchange for the remaining 20% of the common stock of NutraGlo. The value of the shares was $250,001. As a result, NutraGlo is now a wholly owned subsidiary of NTI.

Fresh-Start Reporting

In accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", Alliance was required to adopt fresh-start accounting as of March 12, 2001 at the time the Plan was approved by the Bankruptcy Court. Alliance was required to adopt fresh-start reporting because the holders of the existing voting shares immediately prior to filing and confirmation of the Plan received less than 50% of the voting shares of the emerging entity and its reorganization value was less than the total of its post-petition liabilities and allowed claims.

In accordance with fresh-start accounting, the gain on discharge of debt resulting from the bankruptcy proceedings as reflected on the predecessor company's financial statements for the period ended March 11, 2001 was eliminated, and, at March 12, 2001, the reorganized company's financial statements reflected no beginning retained earnings or deficit. Since March 12, 2001, Alliance's financial statements have been prepared as if it were a new reporting entity and separate column headings denote pre-reorganization operating results (the "Predecessor Company") from post-reorganization operating results (the "Reorganized Company") since they are not prepared on a comparable basis.

Under fresh-start accounting, all assets and liabilities are restated to reflect their reorganization value, which approximates fair value at the date of reorganization. Alliance's management determined that, based on the fact that it has historically incurred losses from operations and has projected minimal future operating profits, the reorganization value of Alliance (the fair value of the company before considering liabilities) was equivalent to the fair value of Alliance's tangible assets and that no other intrinsic value existed above the amount paid for Common Stock by Home Marketing Enterprises, LLC as part of the Plan of Reorganization. As a result, all assets and liabilities have been stated at their fair value.

Industry Overview

By definition, nutraceuticals are food constituents that have biologically therapeutic effects in humans and mammals. These compounds include vitamins, antioxidants, polyphenols, phytosterols, as well as macro and trace minerals. Rice bran and rice bran oil are good sources for some of these compounds, including tocotrienols, a newly discovered complex of vitamin E, and gamma-oryzanol, which is found only in rice bran. These compounds act as antioxidants. Stabilized rice bran and its derivatives and rice bran oil also contain high levels of B-complex vitamins, beta-carotene (a vitamin A precursor), other carotenoids and phytosterols, as well as both a balanced amino acid profile (protein) as well as both soluble and insoluble fiber.

Rice is one of the world's major cereal grains, although United States production of rice is only a small fraction of total world production. Approximately 60% of the nutritional value of rice is contained in the rice bran, the outer brown layer of the rice kernel. However, unstabilized rice bran deteriorates rapidly, within hours after milling. The RiceX Company ("RiceX"), one of NutraStar's primary suppliers, has developed a method of stabilizing rice bran that we believe is superior to other methods, and provides a shelf life of approximately two years, which we believe is longer than any other stabilized rice bran. Certain of our core products, RiSolubles(TM), RiceMucil(R), NutraFlex(TM), and StaBran(R) are based on "stabilized rice bran" produced by RiceX. We have an exclusive license to distribute RiceX's value-added rice bran products in the United States and an exclusive worldwide license for patents held by RiceX covering rice bran treatments of diabetes and arteriosclerosis.

In 1999, the Alliance for Aging Research in Washington D.C. reported that when Americans reach their 50th birthday, their chance of being diagnosed for the first time with hypertension, arthritis, or diabetes will triple by the time they reach 60. As the population of the United States ages over the next 30 years, we believe demand for our products will grow dramatically. Since stabilized rice bran is a safe food product, we believe that its beneficial effects can be obtained with a minimum of known deleterious side effects, such as those that may be present in pharmaceuticals. If further clinical trials support the beneficial effects of our stabilized rice bran products and if the medical community widely endorses such use of our products, we then believe that our products may be used as the first treatment either prior to or as a compliment to traditional pharmaceutical therapies for the treatment of a variety of ailments including diabetes and coronary heart disease.

Many physicians have taken an interest in our nutraceutical products as a means of offering alternative or complementary approaches for treating serious health care problems. Board Certified gastroenterologists have tested our RiceMucil(R) product in their local practices, as well as at the University of California, Davis Medical Center. It is now their fiber of choice as it does not produce methane in the intestines and is much better tolerated than psyllium husk
(Metamucil(R), Procter & Gamble) and soluble fibers. As a result of these findings, new products have been formulated by these physicians that include our RiSolubles(R) and RiceMucil(R) as base ingredients.

Products

NutraStar has four primary divisions through which it sells its products:

1. TheraFoods(TM). We distribute our consumer products through the TheraFoods(TM) division. The primary products currently sold through this division are RiSolubles(TM), RiceMucil(R), NutraFlex(TM), and StaBran(R). All four products are available in capsule and powdered form for use as food supplements. The powdered form can also be used as a food additive in breads, cookies, snacks, beverages, and similar foods. We have also developed a topical, transdermal cream product for arthritic and joint pain in connection with the Absorbine(R) branded joint venture which will be marketed under either Absorbine Pro(TM) or Absorbine Sr.(R).

2. NutraCea(R). NutraCea(R)has been created to compliment our medical foods products through a newly created distribution channel in the medical community, primarily doctors and health care providers. Annual expenditures in the United States in 1999 for the following diseases have been estimated in various trade publications at $15 billion for arthritis; $100 billion for diabetes; and $170 billion for heart disease. We believe we have effective products in each of these areas. For example, a limited clinical trial by Advanced Medical Research, Madison, Wisconsin suggests that certain of our products may lower blood glucose levels of diabetes mellitus patients. We have consulting relationships with several physicians who assist in formulating medical food products. Three such products have already been created: Synbiotics(TM)1 (for treatment of IBS), Synbiotics(TM)2 (for treatment of IBD), and Synbiotics(TM)3 (for treatment of antibiotic-induced diarrheal conditions). In addition, through our consulting physicians, we have support from several medical institutions and practices that are and will continue to conduct clinical trials and beta work for our products. For example, a 50-subject, open label clinical trial for the Synbiotics(TM)2 product on IBD patients is being conducted by physicians at UC Davis Medical Center and a private physicians group is conducting a 50-subject, open label clinical trial for the Synbiotics(TM)2 product on IBS patients. Additionally, based on clinical trials and a United States patent, we believe that certain of its products may be beneficial in reducing high blood cholesterol and high blood lipid levels. We intend to conduct additional clinical trials to further investigate such effects.

3. NutraBeauticals(R). NutraBeauticals(R) is focused on providing natural products to improve skin health. NutraBeauticals(R) Skin Cream is such a product, and contains rice bran oil and other natural ingredients that support the health of the skin. We are also pursuing acquisitions and product development for natural cosmetic products.

4. NutraGlo. We developed a derivative of our NutraFlex(TM)product to prevent and rehabilitate debilitating joint degeneration in horses. NutraStar and W.F Young Company (Absorbine(R)products) sponsored an extensive 50 horse equine study that was monitored and conducted by leading equine veterinarian Gary D. Kaufman, D. V. M., with the results statistically verified by a qualified statistician specializing in medical research work, which demonstrates that our product is clinically proven to be a superior product for treating horses.

Marketing

Our TheraFoods(TM)  products are currently marketed domestically through various
distribution     arrangements    and    sold    through    the    Internet    at
http://www.nutrastar.com/products.html.
---------------------------------------

Our equine product is distributed under the name "Absorbine Flex+" by W. F. Young, Inc. pursuant to a distribution agreement with us and will soon be introduced into the international market in 36 countries. We have developed a number of other animal products which we are seeking to distribute through various distribution channels such as the Internet and strategic joint ventures to the large animal, pet and veterinarian industries.

We have entered into a strategic alliance with World Nutriceuticals, Inc. ("WNI") pursuant to which WNI will introduce our products to potential customers. This marketing affiliation has an initial term of two years and provides for a commission to be paid by us on sales to customers identified by WNI.

We also intend to distribute many of our consumer products through direct response marketing channels such as infomercials and catalogue sales. We expect our Absorbine(R) branded NutraFlex(TM) products to be sold initially through television and radio infomercial campaigns.

Product Supply

We have entered into an agreement with RiceX, whereby RiceX will sell us its stabilized rice bran, rice bran solubles, rice bran fiber concentrates, and other rice bran products at prices equal to the lower of RiceX's standard price or the price negotiated by other customers for like quantities and products. We believe RiceX has a unique manufacturing process which allows its stabilized rice bran products to have an estimated shelf life of up to three years while other companies using stabilized rice bran products have a typical shelf life of approximately two months. The agreement also provides that RiceX will not sell any rice bran solubles or rice bran fiber concentrates products in the United States except to NutraStar. To maintain this exclusive right, we must purchase products equal to $250,000 by April 15, 2002, $500,000 during the three-month period ending July 15, 2002, $750,000 during the three-month period ending October 15, 2002, $1,250,000 during the three-month period ending January 15, 2003, $1,500,000 for the six month period ending July 15, 2003, $2,250,000 for the six-month period ending January 15, 2004, $6,000,000 for the one-year period ending January 15, 2005, and increasing amounts each one-year period thereafter at a 10% increase per year. We met our first purchase quota by April 15, 2002.

To purchase products from RiceX, we are required to provide a 50% deposit for all purchase orders in addition to a $135,000 security deposit already paid to RiceX. In consideration for this exclusive right, we will pay RiceX a royalty of 2% of our gross receipts from sales of our products that incorporated RiceX products, exclusive of shipping charges and returned product. The agreement has a 5-year term, and automatically renews for 2 additional 5-year terms unless we elect not to renew.

We believe that our agreement with RiceX will provide us with an assured source of high quality rice bran products. The failure to maintain our exclusive rights in the United States could allow other potential competitors to use RiceX's unique rice bran products.

We believe that RiceX's processing facility in Dillon, Montana does not have sufficient capacity to produce rice bran products in the quantities that we anticipate needing in the future. However, RiceX has indicated that it is able to outsource production to meet our needs but this has not been verified or implemented. Our long-term plans include assisting RiceX in the expansion of its existing and future processing facilities, so that we will have more control of both the production and distribution of our products, and/or the establishment of a joint venture with a significant distributor to construct a processing facility to produce the product to be sold to such distributor. However, such undertakings will require substantial additional funds, and there are no assurances that RiceX will accept any offer from us or that we will successfully establish a joint venture.

Competition

We compete with other companies that offer stabilized rice bran as well as other companies that offer other food ingredients and nutritional supplements although we believe our rice bran has a longer shelf life than our competitors. Our leading competitors in the stabilized rice bran market include Producer's Rice Mill and Uncle Ben's Rice, Inc. We are unaware of others who offer stabilized rice bran products. In addition, we face competition from those who currently offer oat bran and wheat bran in the nutritional supplement market, as we believe that some consumers may consider the differences between different bran products to be minimal. Many of our competitors have greater marketing, research, and capital resources than we do, and may be able to compete more effectively, especially with price. There are no assurances that our products will be able to compete successfully. Our inability to generate brand demand and establish competitive advantages in the marketplace would have a material adverse effect on our operations and profits.

Government Regulation

The manufacturing, packaging, labeling, advertising, distribution, and sale of our products are subject to extensive regulation by one or more federal agencies. The primary governmental agency that oversees our products is the Food and Drug Administration (the "FDA").

The Dietary Supplement Health Education Act of 1994 (the "DSHEA") provides the basic statutory framework governing the composition and labeling of dietary supplements, which would include our TheraFoods(TM) and NutraCea(TM) product lines. A seller of dietary supplements, which include vitamins, minerals, herbs, and other dietary substances for human consumption, may make three different types of claims in its labeling: nutrient content claims, nutritional support claims, and health benefit claims. In January 2000, the FDA adopted regulations implementing the labeling provisions of the DSHEA.

Nutrient content claims are those claims that state the nutritional content of a dietary supplement, and further include claims such as "high in calcium" and "a good source of vitamin C." The DSHEA prescribes the form and content of nutritional labeling of dietary supplements, and requires the manufacturer to list all additional ingredients. A manufacturer is not required to file any information with the FDA regarding nutrient claims, but should have adequate data to support any such claims.

There are two types of nutritional support claims. The first type are claims about classical nutritional deficiency diseases, such as "vitamin C prevents scurvy." A manufacturer may make such claims, as long as the statement discloses the prevalence of the disease in the United States. The second type are called structure/function claims, which are statements about the dietary supplement's effect on the structure or function of the body, or the "well being" achieved by using the dietary supplement, such as "calcium builds strong bones." In order to make a structure/function claim, the manufacturer must have substantiation that the claims are truthful and not misleading, and the label must bear the prescribed warning "This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease." A manufacturer must notify the FDA of structure/function claims within 30 days after a product bearing such claim is first marketed.

Health benefit claims state a relationship between a nutrient and a disease or a health-related condition. Under the DSHEA, a manufacturer must notify the FDA of the intent to use a health benefit claim at least 120 days prior to first marketing a product bearing such a claim, and include authoritative statements published by a federal scientific body (such as the National Institutes of Health), and currently in effect, that are based on the scientific body's deliberative view of the scientific evidence. To date, only 14 health benefit claims have been approved, none of which directly relate to rice bran.

Any claim by a dietary supplement to diagnose, prevent, mitigate, treat, or cure a specific disease will be treated by the FDA as a drug, which must be proven "safe and effective" prior to marketing.

Initially, we intend to make only nutrient content and structure/function claims with respect to its products. However, there are no assurances that the FDA will accept our substantiation as to any of our claims. Further, there are no assurances that the FDA will not determine that a claim made by us is a health benefit claim or a drug claim, either of which would require us to undertake a protracted and prohibitively expensive procedure to prove such claims. In such circumstances, we may be required to withdraw or modify certain of our claims.

One limited clinical study has been performed by Advanced Medical Research in Madison, Wisconsin, which suggests that our rice bran products may have a significant effect on reducing the blood glucose levels in diabetes mellitus patients. However, further clinical trials are necessary to substantiate any health benefit claim. Further, any health benefit claim that we may desire to make must be supported by an authoritative statement published by a federal scientific body. Even if further clinical trials support the beneficial effects of our products, it is a time-consuming and expensive process to receive such authoritative statements. Even if we receive an authoritative statement that is favorable, the FDA may require further substantiation before we may make any health benefit claims. There are no assurances that we will ever be able to make any health benefit claims with respect to our products.

The DSHEA provides that the manufacturer of any dietary supplement that contains an ingredient that was not marketed in the United States prior to October 1994, must notify the FDA at least 75 days prior to marketing such product, and must provide the FDA with information that supports the conclusion that the dietary supplement with the new ingredient "will reasonably be expected to be safe." NutraStar's current products do not require FDA notification.

The DSHEA also provides that third party literature, such as scientific publications, may be used in connection with the sale of a dietary supplement. Such a publication must not be false or misleading, may not mention a particular manufacturer or brand of dietary supplement, must be presented so as to offer a balanced view of available scientific information, and must be physically separated from the products when used in a retail establishment. There are no assurances that all pieces of third party literature that may be disseminated in connection with our products, including those distributors for whom we provide private label products, will be determined by the FDA to satisfy these requirements.

The DSHEA requires that all dietary supplements be prepared, packaged, and held under conditions that satisfy the good manufacturing practice regulations that the FDA may adopt. The FDA proposed such regulations in February 1997, but has yet to adopt final regulations. Once adopted, there are no assurances that NutraStar or RiceX will be able to meet such good manufacturing practices. Both NutraStar and RiceX meet these proposed standards.

The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including the power to seize adulterated or misbranded products or unapproved new drugs, to request product recall, to enjoin further manufacture or sale of a product, to issue warning letters, and to institute criminal proceedings. In the future, we may be subject to additional laws or regulations administered by the FDA or other regulatory authorities, the repeal of laws or regulations that we might consider favorable, or more stringent interpretations of current laws or regulations. We are not able to predict the nature of such laws or regulations, nor can we predict the effect of such laws or regulations on our operations. We may be required to reformulate certain of our products, recall or withdraw those products that cannot be reformulated, keep additional records, or undertake expanded scientific substantiation. Any or all of such requirements could have a material adverse effect on our business and financial condition.

While the FDA primarily regulates the labeling of dietary supplements, the Federal Trade Commission (the "FTC") regulates the advertising of such products. The FTC's primary concern is that any advertising must be truthful and not misleading, and that a company must have adequate substantiation for all product claims. In general, the FTC gives deference to an FDA determination of whether there is adequate support for health related claims. However, the FTC has been very active in enforcing requirements that companies possess adequate substantiation for product claims. FTC enforcement actions may result in consent decrees, cease and desist orders, judicial injunctions, and the payment of fines. There are no assurances that the FTC will not question our advertising in the future.

In addition to the foregoing, our operations will be subject to federal, state, and local government laws and regulations, including those relating to zoning, workplace safety, and accommodations for the disabled, and our relationship with our employees are subject to regulations, including minimum wage requirements, anti-discrimination laws, overtime and working conditions, and citizenship requirements. We believe that we are in substantial compliance with all material governmental laws and regulations.

Intellectual Property

We have (through NTI) filed applications with the U.S. Patent and Trademark Office and have successfully registered NutraStar's logo, StaBran(R), RiSolubles(R), RiceMucil(R), and 21 other product names, as registered federal trademarks and service marks. We have nine additional trademark and service mark applications pending. See "Risk Factors - Intellectual Property."

We have an exclusive license from RiceX for Patent Number 6,126,943 entitled "A Method for Treating Hypercholesterolmia, Hyperlipidemia, and Atherosclerosis," which was published October 3, 2000, Patent Number 6,303,586 entitled "A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia," which was published October 16, 2001, Patent Number 6,303,586 B1 entitled "Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia" which was published October 16, 2001, and Patent Number 6,350,473 entitled "A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia, and Atherosclerosis" which was published February 26, 2002. This newly allowed diabetes patent grants claims for lowering glycosylated hemoglobin levels and improving the synthesis of insulin. See "Risk Factors - Intellectual Property." The term of the exclusive license is for the same term as our distribution agreement with RiceX. See "Business - "Marketing" and "Product Supply."

We recently filed, through NTI, our first patent application for a method of treating arthritis, joint inflammation and joint pain, patent application number 020766-000110US filed November 6, 2001. There are no assurances that this patent will be issued or that the issued patent will adequately protect our technology, or that another company may develop a similar but non-infringing product.

Research and Development Expenditures

During fiscal year 2001, NTI spent $83,444 on product research and development. It is expected that expenditures for research and development will increase in the current year as our product line expands. We spent approximately $19,000 during the first quarter of 2002 for product research and development.

Employees

We currently have 10 full-time employees, and anticipate that we will add approximately two executive employees and 10 full-time non-executive employees to support the expansion of our operations, which is expected to occur during 2002. If our sales increase as rapidly as management anticipates, we may hire additional employees, primarily for marketing services. We anticipate that we will not have any substantial difficulty locating and hiring qualified employees for our planned expansion. None of our employees are employed pursuant to a collective bargaining or union agreement, and we consider that our relationship with our employees is good.

                                    PROPERTY

We sublease our executive offices, warehouse and laboratory, located at 1261 Hawk's Flight Court, El Dorado Hills, California, for a monthly rental of $5,228. The monthly rental will increase by 2.5% on each October 1 in 2002 and 2004. We sublease this 5,500 square foot facility through September 30, 2006. We believe that this facility will be adequate for current operations. We sublease our office space from RiceX.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS

Plan of Operation for the Next Twelve Months

NTI was formed on February 4, 2000 and became the wholly owned subsidiary of NutraStar on December 14, 2001. To date, we have focused on our relationship with the producer of our raw materials, RiceX, and to a lesser extent on its strategic alliances. We have commenced the limited distribution of our stabilized rice bran and rice bran products on the Internet and through direct-to-consumer response advertising campaigns. In the very near future, we intend to commence the full distribution of our products as private label brands through strategic distributors on the occurrence of certain events, including the raising of additional capital required to implement our business plan. Our fiscal year is the calendar year.

We anticipate that in the next 12 to 24 months, we will need an additional $10 to $20 million in financing. We anticipate that we will need $5 to $15 million to make certain acquisitions, $2.5 million to further increase production capacity, and $2.5 million for additional working capital, including the purchase of inventory for anticipated sales growth. We expect to obtain this additional funding from private placements of debt and/or equity securities, or possibly through a future public offering of our common stock.

Results of Operation

Three Months Ended March 31, 2002 and March 31, 2001
----------------------------------------------------

During the first quarter 2002, we generated net sales of $294,357 compared to $468,320 for the first quarter 2001, a decrease of 37% in comparison to 2001. Reasons for the decrease include a delay in obtaining final approval of the new Exclusive Distribution Agreement with The RiceX Company, which temporarily limited the amount of stabilized rice bran being shipped to us. In addition, new terms of the Exclusive Distribution Agreement transferred prior industrial customers of NutraStar to RiceX.

The cost of goods sold for the quarter ended March 31, 2002 decreased 45% to $182,472 compared to $404,425 for the quarter ended March 31, 2001. This decrease reflects the increase in production of higher margin products for resale as well as 2001 having more start-up production costs. Our gross profit percentage increased to 38% from 14% for the quarter ended March 31, 2002 compared to the quarter ended March 31, 2001. Operating expenses of $1,181,468 in the first quarter of 2002 more than doubled over the comparable period in fiscal year 2001 which had operating expenses of $419,993. This increase represents our continued expansion of operations during fiscal year 2002 in a number of areas. During the quarter ended March 31, 2002 employee related expenses rose $235,000 to $451,000 as result of additional hired employees both after the first quarter of 2001 and during the first quarter of 2002. Professional fees increased approximately $449,000 to $558,000 in the first quarter of 2002 as we are using outside consultants in such areas as legal, financial and marketing in an attempt to limit direct hires until additional funding is obtained. Included in operating expenses in the quarter ended March 31, 2002 is approximately $479,951 related to restricted stock grants issued in lieu of cash to both employees and outside consultants.

We incurred an operating loss of $1,069,583 during the quarter ended March 31, 2002 compared to an operating loss of $356,098 during the quarter ended March 31, 2001. This 200% increase in operating loss reflects the significant increase in the operating expenses relating to our expanded business operations during fiscal year 2002 as discussed above.

During the quarter ended March 31, 2002, we recognized interest expense of $740, which reflects interest paid on short-term promissory notes outstanding during all or part of the quarter and represents a decrease from interest expense of $4,898 for the quarter ended March 31, 2001. This decrease reflects the significant reduction in the amount of promissory notes outstanding. This expense increased our overall net loss to $1,069,723 compared to a total loss of $360,227 recorded in the quarter ended March 31, 2001.

Due to the December 14, 2001 share exchange with Alliance, for accounting purposes, the acquisition has been treated as a recapitalization of NutraStar (formerly Alliance) with NTI as the acquirer (reverse acquisition).
Consequently, the financial statements of NTI are presented as those of NutraStar. As a result, a comparison of the current financial statements as compared to those of Alliance as previously reported in its Form 10-SB may not be deemed relevant.

Year Ended December 31, 2001 versus 2000
----------------------------------------

During the fiscal year 2001, we generated net sales of $1,610,222 compared to $127,954 for the eleven-month period ended December 31, 2000. This substantial increase reflects our progress from a start-up entity in fiscal year 2000 to a more fully operational business during fiscal year 2001.

The cost of goods sold for the year ended December 31, 2001 increased to $945,633 compared to $157,170 in fiscal year 2000. This increase reflects the significant increase in production of products for resale. Operating expenses of approximately $3,357,000 in fiscal year 2001 more than doubled compared to fiscal year 2000 operating expenses of approximately $1,513,000. This increase represents our expansion of operations during fiscal year 2001.

We incurred an operating loss of $2,692,315 during fiscal year 2001 compared to an operating loss of $1,542,237 during fiscal year 2000. This 74% increase in operating loss reflects the significant increases in the cost of goods sold and operating expenses relating to our expanded business operations during fiscal year 2001.

Operating expenses in fiscal year 2001 included the expansion of our inspection, quality control, clinical trials and research and development as well as our expansion of the distribution channels for our products. Operating expenses in fiscal year 2001 include approximately $890,470, which related to employee expenses.

During the fiscal year 2001, we recognized interest expense of $1,080,602, which reflects interest paid on short-term promissory notes and convertible promissory notes outstanding during all or part of the fiscal year. This expense increased our overall net loss to $3,771,474 compared to a total loss of $1,556,700 recorded in fiscal year 2000.

Due to the December 14, 2001 share exchange with Alliance, for accounting purposes, the acquisition has been treated as a recapitalization of NutraStar (formerly Alliance) with NTI as the acquirer (reverse acquisition).
Consequently, the financial statements of NTI are presented as those of NutraStar. As a result, a comparison of the current financial statements as compared to those of Alliance as previously reported in its Form 10-SB may not be deemed relevant.

Capital Financing

As a part of the exchange transaction with NTI, Alliance issued 17,000,000 shares of its common stock to the shareholders of NTI in exchange for all of the outstanding shares of NTI. This transaction has been accounted for as a reverse acquisition, whereby NTI is considered the acquiring company and Alliance the acquired company. However, from a structural aspect, NTI is now the wholly owned subsidiary of NutraStar.

In connection with the exchange agreement, Alliance obtained $1,000,000 from the sale of its common stock, which was issued at $1.00 per share. Alliance also issued 1,785,707 shares of its Series A preferred stock in exchange for the cancellation of outstanding notes owed by NTI aggregating $1,705,707 plus accrued interest.

In March 2002, in connection with a private placement of Units consisting of one share of NutraStar's common stock and a warrant to purchase one additional share of common stock, we sold 153,333 Units at $0.65 per Unit for gross proceeds of $100,000.

Alliance also issued Series A preferred stock for the following purposes:

     - Issued 100,000 shares to settle a litigation matter valued at $100,000;
     - Issued 130,000 shares to reduce NTI accounts payable of $130,000. However, on January 15, 2002, RiceX and NutraStar entered into a Put/Call Agreement whereby RiceX could require NutraStar to repurchase the 130,000 shares after July 15, 2002 in exchange for $130,000. NutraStar may also voluntarily repurchase the 130,000 shares for $130,000 plus any accrued dividends thereon if NutraStar desires and is able to do so;
     -    Issued 13,000 shares for services rendered valued at $13,000; and
     -    Issued 56,000 shares to convert $50,000 of debt plus interest.

Prior to the Exchange Transaction, NTI issued common stock for the following purposes:

     -    Issued an additional 569,348 shares of common stock for $398,900;
     - Issued 21,409 shares of common stock to acquire a patent valued at $21,409;
     - Issued 306,078 shares of common stock for services rendered valued at $253,291;
     - Issued 356,824 shares of common stock to extend the term of a note payable and recorded an interest expense of $356,824; and
     - Issued 150,000 shares to settle a terminated consulting agreement and recorded consulting expense of $150,000.

Liquidity and Capital Resources

We have incurred significant operating losses for the first two fiscal years since the inception of our business, and, as of March 31, 2002, we have an accumulated deficit of $6,397,897. At March 31, 2002, we had cash and cash equivalents of $43,620 and a net working capital deficit of $516,656.

To date, we have funded our operations through a combination of short-term debt and the issuance of common and preferred stock. As of December 31, 2000, NTI had raised approximately $379,000 from the sale of its common stock through private placement channels. During December 2001 NutraStar completed two private placements; the first raised $1,000,000 from the sale of common stock at $1.00 per share; and the second raised approximately $1,785,707 through the conversion of debt into preferred stock that was priced at approximately $0.95 per share. During March 2002, NutraStar raised an additional $100,000 through the sale of Common Stock Units.

We expect our expenses will continue to increase during the foreseeable future as a result of increased marketing expenses and the expansion of our product line. We are dependent on the proceeds from future debt or equity investments to expand our operations and fully implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which may have a material adverse effect on our anticipated results from operations and financial condition. Alternatively, we may seek interim financing in the form of bank loans, private placement of debt or equity securities, or some combination of these. Such interim financing may not be available in the amounts or at the times when we require, and will likely not be on terms favorable to us.

Financial Requirements to Maintain Exclusive US License

We have entered into an agreement with The RiceX Company, whereby RiceX will sell us its rice bran solubles and rice bran fiber concentrates at prices equal to the lower of RiceX's standard price or the price negotiated by other customers for like quantities and products. The agreement also provides that RiceX will not sell any rice bran solubles or rice bran fiber concentrates products in the United States except to us. To maintain this exclusive right, we must purchase products equal to $250,000 by April 15, 2002 (which quota has been met), $500,000 during the three-month period ending July 15, 2002, $750,000 during the three-month period ending October 15, 2002, $1,250,000 during the three-month period ending January 15, 2003, $1,500,000 for the six month period ending July 15, 2003, $2,250,000 for the six-month period ending January 15, 2004, $6,000,000 for the one-year period ending January 15, 2005, and increasing amounts each one-year period thereafter at a 10% increase per year. In consideration for this exclusive right, we will pay RiceX a royalty of 2% of our gross receipts from the sale of our products that incorporated RiceX products, exclusive of shipping charges and returned product. To purchase products from RiceX, we are required to provide a 50% deposit for all purchase orders in addition to the $135,000 security deposit already paid to RiceX. The agreement has a 5-year term, and automatically renews for two additional 5-year terms unless we elect not to renew.

Critical Accounting Policies

Our discussion and analysis of our financial conditions and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements require managers to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our consolidated financial statements.

Revenue recognition
-------------------

We are required to make judgments based on historical experience and future expectations, as to the realizability of shipments made to our customers. These judgments are required to assess the propriety of the recognition of revenue based on Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition," and related guidance. We make these assessments based on the following factors: i) customer-specific information, ii) return policies, and iii) historical experience for issues not yet identified.

Valuation of long-lived assets
------------------------------

Long-lived assets, consisting primarily of property and equipment, patents and trademarks, and goodwill, comprise a significant portion of NutraStar's total assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Recoverability of assets is measured by a comparison of the carrying value of an asset to the future net cash flows expected to be generated by those assets. The cash flow projections are based on historical experience, management's view of growth rates within the industry, and the anticipated future economic environment.

Factors we consider important that could trigger a review for impairment include the following:

(a) significant underperformance relative to expected historical or projected future operating results,

(b) significant changes in the manner of our use of the acquired assets or the strategy of our overall business, and

(c) significant negative industry or economic trends.

When we determine that the carrying value of patents and trademarks, long-lived assets and related goodwill and enterprise-level goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. NutraStar does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. NutraStar does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to NutraStar.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. NutraStar does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

The following table sets forth information about the directors and executive officers of NutraStar, most of whom assumed their respective positions upon the closing of the exchange transaction with NTI on December 14, 2001:

  ------------------------- -------- ------------------------------------------------------ ------------------------
  Name of Person            Age      Position and Office Presently Held With NutraStar      Director Since
  ------------------------- -------- ------------------------------------------------------ ------------------------
  ------------------------- -------- ------------------------------------------------------ ------------------------
  Patricia McPeak           61       Chairman and  CEO                                      December 14, 2001
  ------------------------- -------- ------------------------------------------------------ ------------------------
  Joseph Ferrara            44       President                                                       ----
  ------------------------- -------- ------------------------------------------------------ ------------------------
  Edward G. Newton          65       Vice President, Secretary and Director                 December 14, 2001
  ------------------------- -------- ------------------------------------------------------ ------------------------
  James W. Kluber           51       Chief Financial Officer                                         ----
  ------------------------- -------- ------------------------------------------------------ ------------------------
  Dr. Rukmini Cheruvanky    66       Chief Science Officer of NTI                                    ----
  ------------------------- -------- ------------------------------------------------------ ------------------------
  Dr. Reddy S.V. Cherukuri  65       Director of Science and Technology for NTI                      ----
  ------------------------- -------- ------------------------------------------------------ ------------------------
  Danny Lowell              50       Chief Information Officer                                       ----
  ------------------------- -------- ------------------------------------------------------ ------------------------

Patricia McPeak has been NutraStar's Chairman and CEO since December 14, 2001. She also served as NutraStar's President from December 14, 2001 to May 1, 2002. She was the founder of NTI, and has been the Chief Executive Officer, President, and a director of NTI since its formation in February 2000, and was the Secretary of NTI from February to October 2000. She has extensive experience in the field of protein and ingredient production, having served as an executive in this industry for 24 years. Ms. McPeak was a co-founder of The RiceX Company, and was the President and a director of that company since its formation in May 1989, until she resigned as President of that company to found NTI. See "Certain Transactions - The RiceX Company." In 1981, Ms. McPeak co-founded Brady International, Inc., and was an executive officer of that company from 1981 to May 1989.

Joseph Ferrara joined NutraStar on May 1, 2002 as its new President, assuming his duties from Ms. McPeak. Mr. Ferrara is an entrepreneur, businessman, technologist and sales and marketing executive with over twenty years of experience in leading start-up, turnaround, and fast track growth of regional, national and global sales/marketing organizations. Mr. Ferrara is the founder of Meridian Partners Ltd. (dba Saltmine, Inc.), which helps businesses understand the Internet and its potential. Mr. Ferrara took Saltmine as a start-up enterprise in 1992, to $50 million in annual sales in slightly more than three years. During his tenure as president and CEO, Saltmine became one of the leading Internet consulting companies in the United States and Europe with 650 employees worldwide. He left Saltmine in 1999 to become an independent consultant specializing in Internet-based sales and marketing strategies. While developing Meridian Partners, Mr. Ferrara also served as a general manager in the OS/2 Division of IBM in Austin, Texas from 1993 to 1995. At IBM, his responsibilities included sales, marketing and engineering. From 1982 to 1991, Mr. Ferrara worked at Apple Computer as a software engineer which included product development, product marketing, operations and sales. Mr. Ferrara is a graduate of Central Washington University with a BA in Quantitative Economics and an MBA from the University of North Carolina.

Edward G. Newton has been  NutraStar's  Secretary,  Vice  President-Sales  and a
Director since December 14, 2001. He was the Vice President, Sales and a director of NTI since its formation in February 2000, has been the Secretary of NTI since October 2000. Mr. Newton has more than 32 years of experience in the food industry. For the last 20 years, he worked in various sales and management capacities for General Mills, an international consumer foods company. His positions at General Mills included Director of Personnel and Sales Training, Manager of Military Sales, and Purchasing Director of Ingredients. Mr. Newton received his bachelor's degree in economics and business administration from Whitman College.

James W. Kluber has been the Chief Financial Officer of NutraStar since December 2001. Mr. Kluber has served as a senior financial executive in a variety of service and technology environments with special focus on high growth companies and restructuring operations. He has successfully raised capital for companies in a variety of markets, utilizing public and private equity as well as securitized and unsecured debt to accomplish funding requirements. Mr. Kluber is also a partner in Concord Ventures LLC, a private firm focusing on operational and financial services for growth oriented companies requiring assistance in developing and executing their business strategies. Additionally, he was the Senior Vice President and CFO from 1996 to 1999 for RealPage, Inc. a leading provider of software and services to the real estate industry. From 1993 to 1996 he served as Vice President of Financial Operations for two public companies sponsored by Security Capital Group, ProLogis Trust (NYSE: PLD) and Archstone Communities (NYSE: ASN).

Dr. Rukmini Cheruvanky became NutraStar's Chief Science Officer on February 1, 2002. She is a leading researcher in the therapeutic effects of rice bran and rice bran oil for over 30 years, has been NTI's Chief Science Officer since March 2000. Prior to joining NTI, she served as the Director of Research and

Development of The RiceX Company from April 1996 to March 2000. From January to April 1996, Dr. Cheruvanky was the Laboratory Supervisor for Certified Analytical Laboratories in New York, a company that specializes in food analysis. From November 1994 to December 1995, she was Research Chemist in the Research and Development Department of DuPont Merck Pharmaceutical Company in New York. From May 1967 to February 1994, Dr. Cheruvanky served the National
Institute of Nutrition located in Hyderabad, India, a premier nutritional institute, under the Indian Council of Medical Research. Dr. Cheruvanky retired in 1994 as a Deputy Director heading the Food Toxicology and Environmental Carcinogenic Division of the Institute. From May 1965 to May 1967, Dr. Cheruvanky worked as a Research Officer, investigating the active principles of the Indian Medicinal plants, under Indian Council of Medical Research scheme at the Chemistry Department, Andhra University, Waltair, India. Dr. Cheruvanky received her master's degree in Organic Chemistry from Andhra University in India in 1959 and doctorate degree in Organic Chemistry of Natural Plant Products from Andhra University in 1965. Dr. Cheruvanky has more than 80 peer-reviewed scientific publications to her credit. She was a mentor to several Ph.D. and Master of Science students. Dr. Cheruvanky traveled widely for exchange of scientific knowledge and study of food regulatory aspects in several countries, on a prestigious World Health Organization program. Dr. Cheruvanky is a Fellow of the American College of Nutrition.

Dr. Reddy Sastry V. Cherukuri is NTI's Director of Science and Technology since March 2000. Prior to joining NTI, he served as the Director of Science and Technology of The RiceX Company from April 1996 to March 2000. From May 1995 to April 1996, Dr. Cherukuri served as a Laboratory Supervisor at Customs Coatings, Inc., New York, a pharmaceutical company. From December 1994 to January 1995, he was a chemist at DuPont Merck Pharmaceutical Company, New York. From May 1992 to November 1994, Dr. Cherukuri was a consultant to several pharmaceutical companies in India. From January 1967 to May 1992, he served for the Indian Drugs and Pharmaceutical, Ltd., Hyderabad, India, a premier drugs and pharmaceuticals manufacturing company, under the federal government of India. Dr. Cherukuri retired in 1992 as the Senior Research Manager, Chief of Medicinal Chemistry and Group Leader of New Drug Development division of the company. Dr. Cherukuri received his Bachelor of Science (Honors) Degree in 1958, Master of Science Degree (Organic Chemistry) in 1959 and Ph.D. degree (Organic Chemistry of Synthetic and Natural Plant Products) in 1967, all from the Andhra
University, Waltair, India. Dr. Cherukuri has more than 75 peer- reviewed scientific publications and 12 patents to his credit. He served as a member of several scientific Boards and as a reviewer for several scientific journals.

Danny Lowell joined NutraStar in January 2002 as Chief Information Officer. He previously worked with NutraStar as a technology and enterprise architecture consultant from October 2000 through the end of 2001. Mr. Lowell is leading our Information Technology strategic planning, development, and management. He is responsible for implementing enterprise architecture and business systems, including development of Internet sites. Mr. Lowell's diverse 22-year career in Information Technology includes demonstrated proficiency and success across all facets of the industry, including Internet, client-server, and mainframe environments. Mr. Lowell is highly experienced with complex business systems, process re-engineering, enterprise resource planning, and business/system analysis. He is also familiar with software development and project management life cycle methodologies, data analysis and design, and a multitude of technical platforms, programming languages and databases. Mr. Lowell previously served as an independent consultant where he led teams of technology consultants in developing software applications, data models, enterprise architecture, and methodologies for the state of California and private industry. He also served as Vice President of Information Technology for K-Data Inc., and held positions with EDS and several other technology companies. Mr. Lowell holds a Bachelor of Science degree in Computer Science from California State University, Sacramento. He is also a member of the Project Management Institute and is a certified Project Management Professional.

The current Directors will serve and hold office until the next annual shareholders' meeting or until their respective successors have been duly elected and qualified. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

Family Relationships

There are no family relationships between any director or executive officer.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation of NutraStar's Chief Executive Officer during the last three complete fiscal years. One other officer received annual compensation in excess of $100,000 during the last completed fiscal year.


                                                     SUMMARY COMPENSATION TABLE

                                             Annual Compensation                      Long Term Compensation
                                  ----------------------------------------   -----------------------------------------
                                                                                       Awards                Payout
                                                                             ---------------------------    ----------
                                                                               Restricted    Securities
                                                             Other Annual        Stock       Underlying       LTIP       All Other
                                                   Bonus     Compensation       Award(s)      Options        Payout    Compensation
                         Year         Salary        ($)          ($)              ($)           (#)            ($)          ($)
                     ------------ -------------- --------- ---------------   ------------- -------------    ---------- ------------
Radd Barrett         2/21/01 to
(FormerCEO)           12/14/01         -0-         -0-           -0-             -0-           -0-             -0-         -0-
                       2000(1)
                       1999(1)

Patricia McPeak        2001       $241.667(2)    $8,333      $12,000(3)         -0-          28,820           -0-         (4)
(CEO)
                       2000       $182,692(2)     -0-        $12,000(3)         -0-           -0-             -0-         -0-
Edward Newton (VP)     2001       $100,000(2)     -0-           -0-             -0-         304,124           -0-         (4)

_____________________________
(1)  From July, 1999 through February 21, 2001, Alliance was in bankruptcy.
(2)  Amount includes payments received from both NTI and NutraStar.
(3)  Includes a monthly car allowance of $1,000.
(4)  Ms. McPeak and Mr. Newton are provided with paid disability insurance benefits.

Stock Option Plan

NutraStar does not have a formal stock option plan currently in place. Options to date have been granted on an individual basis pursuant to individual option agreements. NutraStar expects to adopt a formal stock option plan during this current fiscal year.

As a result of the Exchange Transaction, a total of 655,480 options previously issued to employees of NTI converted into 935,564 options exercisable into NutraStar common stock. A total of 1,050,000 options previously issued by NTI to various consultants and advisors were converted into 1,498,660 options exercisable into NutraStar common stock.

Options/SAR Grants in Last Fiscal Year

The following table sets forth certain information with respect to options or SAR grants in NutraStar through May 30, 2002 to the Executive Officers named in the Summary Compensation Table above ("Named Executive Officers").


--------------------- ---------------------- -------------------- ------------------- -------------------
                                             Percent of Total
                      Number of Securities   Options Granted to   Exercise or Base
                      Underlying Options     Employees at May     Price
Name                  Granted                30, 2002             ($ Per Share)       Expiration Date
--------------------- ---------------------- -------------------- ------------------- -------------------
Patricia M. McPeak    28,820                 1.0%                 $0.28               December 3, 2011
--------------------- ---------------------- -------------------- ------------------- -------------------
Edward G. Newton      304,124                7.1%                 $0.25               December 3, 2011
--------------------- ---------------------- -------------------- ------------------- -------------------

Aggregated Option/SAR Exercises Year-End Table.
-----------------------------------------------

As of May 30, 2002, none of the Named Executive Officers had exercised any options/SARs issued by NutraStar. The following table sets forth information regarding the stock options held as of May 30, 2002 by the Named Executive Officers.

---------------------- ----------------------------------- ------------------------------------
Name                   Number of Securities Underlying             Value of Unexercised
                       Unexercised Options at                      In-the-Money Options at
                       May 30, 2002                                May 30, 2002
---------------------- ----------------------------------- ------------------------------------
                         Exercisable      Unexercisable      Exercisable       Unexercisable
---------------------- ---------------- ------------------ ---------------- -------------------
Patricia McPeak (1)            5,764             23,056         $  2,940          $11,758(3)
---------------------- ---------------- ------------------ ---------------- -------------------
Edward G. Newton (2)         304,124                -0-        $155,,103             $ -0-
---------------------- ---------------- ------------------ ---------------- -------------------

______________________________________

(1)   As of May 30, 2002 5,764 options were vested.
(2)   As of May 30, 2002 all options were vested.
(3)   Based on closing price of $0.51 per common share as of May 30, 2002.

Employee Pension, Profit Sharing or Other Retirement Plans

We do not have a defined benefit pension plan or profit sharing or other retirement plan, however, we have established a 401(k) retirement plan.

Compensation of Directors

NutraStar's directors are also officers of NutraStar and do not receive any additional compensation for their services as members of the Board of Directors.

NutraStar intends to appoint additional directors in the future who may or may not be employees. For the non-employee directors, NutraStar may seek shareholder approval for a "Director Option Plan" which would serve as the compensation plan for such directors. No specific plan has been developed as of the date of this filing.

Employment/Consulting Contracts

Patricia M. McPeak ("McPeak") has an employment contract with NTI which has been assigned to NutraStar (the "McPeak Employment Agreement"). The McPeak Employment Agreement provides that McPeak receive an annual base salary of $150,000 which annual base salary shall increase to $500,000 when NutraStar achieves $25 million in annual gross sales or its Common Stock is publicly traded and has a sales price of at least $25 per share for 90 consecutive days, and the annual base salary shall increase to $1 million when NutraStar achieves $50 million in annual gross sales. Ms. McPeak will be entitled to quarterly bonuses of $25,000 upon achievement of certain benchmarks that will be set and determined by NutraStar's Board of Directors. The agreement provides that McPeak shall participate in NutraStar's stock bonus plans, and that NutraStar shall provide McPeak with medical, life, and disability insurance benefits, additional executive level benefits, and an annual automobile allowance of $12,000. NutraStar may terminate the agreement on 30-days prior notice, but will remain liable for all base salary, bonus, and benefits obligations throughout the remaining term of the agreement. The McPeak Employment Agreement expires on October 31, 2009. We are renegotiating the employment agreement with McPeak. NutraStar anticipates that the compensation arrangement will remain substantially the same, but that NutraStar's obligations on termination of the new agreement or a change in control will increase.

Joseph Ferrara ("Ferrara") is currently negotiating an employment agreement with NutraStar (the "Ferrara Employment Agreement"). The proposed Ferrara Employment Agreement is expected to provide for a base salary of $12,500 per month with 5% annual increases. Ferrara would be entitled to quarterly bonuses of $12,500 upon achievement of certain benchmarks that will be set and determined by NutraStar's Board of Directors and would be entitled to an annual incentive compensation if certain annual earnings projections are achieved. The proposed Employment Agreement would also provide that Ferrara would be provided with medical, life and disability insurance benefits and additional executive level benefits. It is also contemplated to grant Ferrara a ten year option to purchase 1,200,000 shares of NutraStar's common stock at an exercise price of $0.50 per share, such options to vest over the life of the Employment Agreement. The Employment Agreement is expected to have a term of four years and if terminated involuntarily without cause, Ferrara will be paid twenty-four months of salary plus quarterly bonuses.

Edward Newton ("Newton") has an employment contract with NTI, which has been assigned to NutraStar (the "Newton Employment Agreement"). The Newton Employment Agreement provides that Newton receive an annual base salary of $100,000. The

Agreement provides that Newton shall participate in NutraStar's stock bonus plans. The Newton Employment Agreement expires on March 31, 2003.

Danny Lowell ("Lowell") has an employment contract with NTI (the "Lowell Employment Agreement"). The Lowell Employment Agreement provides for Lowell to receive an annual base salary of $120,000. He will also be paid a $15,000 Start-up Bonus if certain benchmarks are achieved. Lowell was also issued a total 155,000 stock options which vest over a four year period. The Agreement also provides that Lowell will be provided with medical, life and disability insurance benefits. The Lowell Employment Agreement expires January 7, 2007.

Limitation of Liability and Indemnification Matters

NutraStar's Restated Articles of Incorporation provide that it will indemnify its officers and directors, employees and agents and former officers, directors, employees and agents unless such person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation or its shareholders. This indemnification includes expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by these individuals in connection with such action, suit, or
proceeding,   including  any  appeal  thereof,  subject  to  the  qualifications contained in California  law as it now exists.  Expenses  (including  attorneys'
fees) incurred in defending a civil or criminal action, suit, or proceeding will be paid by NutraStar in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by NutraStar. This indemnification will continue as to a person who has ceased to be a director, officer, employee or agent, and will benefit their heirs, executors, and administrators. These indemnification rights are not deemed exclusive of any other rights to which any such person may otherwise be entitled apart from the bylaws. California law generally provides that a corporation shall have the power to indemnify persons if they acted in good faith in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person is judged liable to the corporation or its shareholders, this indemnification will apply only if approved by the court in which the action was pending. Any other indemnification shall be made only after the determination by NutraStar's Board of Directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action) to provide such indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Distribution Agreement with The RiceX Company

Patricia McPeak, NutraStar's Chief Executive Officer, a director, and a principal shareholder, is a co-founder, a principal shareholder, and the former President and a former director of RiceX, and Daniel L. McPeak, her husband, is a co-founder, the current Chairman of the Board and Chief Executive Officer, a director, and a principal shareholder of RiceX. See "Business - Product Supply."

On December 12, 2001, NTI entered into a revised 15-year agreement with RiceX to be the exclusive distributor of rice solubles and rice bran fiber concentrate in the United States and to have the exclusive rights to various patents and trademarks owned by RiceX. Under the terms of this agreement, NutraStar will pay RiceX a royalty equal to 2% of gross receipts received by NutraStar from the sale of NutraStar products that incorporate any RiceX products, less selling expenses. At March 31, 2002, NutraStar recorded patents and licenses in the amount of $114,027 related to these exclusive rights. In conjunction with the above agreement, RiceX has agreed to cancel certain indebtedness by NTI in exchange for 130,000 shares of Series A preferred stock and payment of $41,335 in interest, has agreed to new minimum purchase requirements, and has agreed to extend the term of the agreement for five years, with two additional renewal periods of five years each. On January 15, 2002, RiceX and NutraStar entered into a Put/Call Agreement whereby RiceX can require NutraStar to repurchase the 130,000 shares of Series A preferred stock after July 15, 2002 in exchange for $130,000. NutraStar may also voluntarily repurchase the 130,000 shares of Series A preferred stock for $130,000 plus any accrued dividends thereon if NutraStar desires and is able to do so.

During the year ended December 31, 2001, NutraStar recorded commissions revenue totaling $317,668 from RiceX related to sales made by RiceX to customers of NutraStar. Purchases from RiceX were $471,126 (20% of total purchases) and $620,000 (96% of total purchases) for the years ended December 31, 2001 and 2000, respectively.

During the year ended December 31, 2001, NutraStar issued 300,000 Series A preferred shares to Patricia M. McPeak, Chair of the Board and Chief Executive Officer in exchange for the cancellation of $300,000 of convertible promissory notes owed to her. This exchange was made at the then fair market value of $1.00 per share of Series A preferred.

During the year ended December 31, 2001, NutraStar entered into a non-interest-bearing loan agreement with Patricia McPeak, the Chief Executive Officer of NutraStar. Related to this agreement, NutraStar recorded a Due to Officer in the amount of $12,759 at March 31, 2002. On March 4, 2002, NutraStar issued a note payable to Patricia McPeak in the amount of $100,000 which bears interest at 10% per annum and is due on March 3, 2003.

During the year ended December 31, 2001, certain operating expenses of NTI totaling $111,313 were paid by RiceX. NutraStar reimbursed these expenses, and at March 31, 2002, there were no amounts owed to RiceX.

Radd Barrett could be deemed a promoter of Alliance. Mr. Barrett served as the CEO and sole Director of Alliance until his resignation on December 14, 2001 in conjunction with the Exchange Transaction with NTI. Mr. Barrett, through a controlled company, Home Marketing Enterprises, LLC owns 286,000 shares of NutraStar common stock.

Patricia McPeak and Edward Newton could be deemed promoters of NTI and now NutraStar. Ms. McPeak is the CEO of NutraStar and NTI and is the founder of NTI. She owns 13,999,337 shares of NutraStar common stock (excluding convertible preferred stock and exercisable options). Mr. Newton is a Vice President and Director of NutraStar and NTI and is the Corporate Secretary of NTI. Mr. Newton has been an officer and Director of NTI since its formation.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of NutraStar's common stock beneficially owned as of April 20, 2002 by, (i) each executive officer and director of NutraStar; (ii) all executive officers and directors of NutraStar as a group; and (iii) owners of more than 5% of NutraStar's Common Stock.



  -------------------------------------- ------------------------ ------------------------- -----------------
  Name and Address of Beneficial Owner          Position              Number of Shares           Percent
                                                                     Beneficially Owned
  -------------------------------------- ------------------------ ------------------------- -----------------
  Officers and Directors
  -------------------------------------- ------------------------ ------------------------- -----------------
  Patricia McPeak                           Chairman and CEO           14,005,101(1)              63.3%
  1261 Hawk's Flight Court
  El Dorado Hills, CA 95762
  -------------------------------------- ------------------------ ------------------------- -----------------
  Joseph Ferrara
  1261 Hawk's Flight Court                      President                165,000(3)                 *
  El Dorado Hills, CA 95762
  -------------------------------------- ------------------------ ------------------------- -----------------
  Edward Newton
  1261 Hawk's Flight Court                   Vice President,             304,124(2)                1.4%
  El Dorado Hills, CA 95762              Secretary and Director
  -------------------------------------- ------------------------ ------------------------- -----------------
  James Kluber
  1261 Hawk's Flight Court                         CFO                      -0-                     *
  El Dorado Hills, CA 95762
  -------------------------------------- ------------------------ ------------------------- -----------------
  All  officers  and   directors  as  a                                  14,474,225                64%
  group (3 individuals)
  -------------------------------------- ------------------------ ------------------------- -----------------

____________________________

* Represents less than 1%.

(1) Amount includes 5,764 shares issuable under stock options exercisable within 60 days of May 30, 2002 and 300,000 shares of convertible Series A
     Preferred Stock.

(2) Amount represents shares issuable under stock options exercisable within 60 days of May 30, 2002.

(3) Amount includes 120,000 shares issuable under stock options exercisable within 60 days of May 30, 2002.

                                LEGAL PROCEEDINGS

We are involved from time to time in various lawsuits that arise in the course of its business.

NTI has initiated one lawsuit against a former officer citing a number of causes of action resulting from his various breaches of his fiduciary responsibility to NTI while an officer. The lawsuit was filed in Superior Court, El Dorado County, on November 2, 2001 (Case No. PC20010624). NTI had an understanding with the former officer and director of NTI, whereby he would introduce investors to NTI resulting in at least $2 million in funding in exchange for receiving a salary and 1,240,000 shares of NTI's common stock. He was terminated for cause as an officer of NTI on April 4, 2001 and removed as a director of NTI by NTI's shareholders on September 25, 2001. The former officer did not successfully introduce investors to NTI resulting in at least $2 million in funding. Accordingly, he was not paid a salary and did not receive the 1,240,000 shares of NTI's common stock. In addition, NTI also had an agreement in principle with a company of which the former officer was the controlling shareholder to purchase such company for an additional 124,000 shares of NTI's common stock. The transaction never took place and the offer was terminated by NTI as a result of material misrepresentations by the former officer and his failure to deliver a number of documents requested by NTI during its due diligence investigation. Accordingly, NTI has notified the former officer that he is not entitled to any compensation, including any shares of NutraStar's common stock. NutraStar believes that it has no further obligation to him or any entity with which he is affiliated, but the former officer had not confirmed such to NutraStar. NutraStar has not reserved any amount for any potential liability or shares of Common Stock to him or to his company.

NTI had an understanding with an individual and his company whereby he would introduce a strategic partner to NTI in exchange for a fee if the strategic partner made an investment in NTI. The introduction was made, but NTI never consummated a transaction with the strategic partner. In addition, he solicited certain funds from prospective investors. NTI agreed to issue 372,000 shares of its common stock to him in exchange for the above-described investment banking services. Upon investigation, NTI determined that neither he nor his company had the proper license to be providing these services. Accordingly, NTI has notified him that he was not entitled to any compensation, including any shares of NTI's common stock. NTI believes that it has no further obligation to him or his company, but he had not confirmed such to NutraStar. NutraStar has not reserved any amount for any potential liability or shares of its common stock to him or to his company.

A  Complaint  was filed  against NTI by  Millennium  Integrated  Services,  Inc.
("MISI") in Superior Court, Sacramento County, on April 4, 2002 (Case No. 02A502006). MISI provided website development services to NTI, at a cost of $204,405. MISI is seeking contract payment of $204,405 plus interest of $32,031 as well as damages for alleged conversion and misappropriation of trade secrets. Additionally, MISI has stated that it will move the court to amend its Complaint to add a cause of action for negligent and intentional interference with an employment agreement between MISI and one of its programmers. On April 9, 2002, MISI filed a Motion for a Writ of Attachment which would allow MISI to seize and hold NTI assets worth $236,436 pending the resolution of the lawsuit. On April 10, 2002, a Writ of Attachment was granted by the Court. NTI believes it has valid defenses and offsets to the payment for these services and either will appeal the Court's action or attempt to settle this matter. Discovery is just beginning and it is too early to opine upon the possible outcome of the litigation. Settlement of this case could have a material affect on NutraStar's cash flow depending on how quickly any settlement would need to be paid. Conversely, litigating this matter could also have a material adverse affect on NutraStar's operations and financial results.

                              PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock may be sold by the selling shareholders by one or more of the following methods, without limitation:

     (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     (c)  an exchange distribution in accordance with the rules of the exchange;

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     (e)  privately negotiated transactions;

     (f) market sales (both long and short to the extent permitted under the federal securities laws); and

     (g)  a combination of any aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the selling shareholders or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholders if said broker-dealer is unable to sell the shares on behalf of the selling shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. The selling shareholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

A selling shareholder and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Furthermore, selling shareholders are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M prohibits any activities that could artificially influence the market for NutraStar's common stock during the period when shares are being sold pursuant to this prospectus. Consequently, selling shareholders, particularly those who are officers and directors of NutraStar, must refrain from directly or indirectly attempting to induce any person to bid for or purchase the common stock being offered pursuant to this prospectus. Regulation M also prohibits any bids or purchases made in order to stabilize the price of NutraStar's common stock in connection with the stock offered pursuant to this prospectus.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling shareholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling shareholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

All expenses of the registration statement including but not limited to, legal, accounting, printing and mailing fees are and will be paid by us.

                              SELLING SHAREHOLDERS

Set forth below is a list of all shareholders who may sell shares pursuant to this prospectus. The number of shares column represents the number of shares owned by the selling shareholder and the "No. of Shares Underlying Series A Preferred stock" column represents the number of shares that may be acquired by such selling shareholder within sixty days upon conversion of the Series A Preferred stock. The "Total" column represents the number of shares beneficially owned by the selling shareholders and is the sum of the "No. of Shares" and "No. of Shares Underlying Series A Preferred Stock" columns. The common shares beneficially owned following the offering column assumes all shares registered are sold by the selling shareholder.


                                                                                                                Common Shares
                                                                                                              Beneficially Owned
                                             Common Stock Beneficially                                            Following
                                             Owned Prior to the Offering                      Number of          the Offering
                                             ---------------------------                       Common        --------------------
                                                No. of Shares                                  Shares
                                    No. of    Underlying Series                                Offered        No. of
     Name of Shareholder           Shares     A Preferred Stock         Total         %         Hereby        Shares       %
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Agard, Stephanie & Berry             15,000                  -0-          15,000      100%           15,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
ASDi, Inc.                              -0-              100,000         100,000      100%          100,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Ashmore, Mark Stevens                65,000                  -0-          65,000      100%           65,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Building Momentum, Inc.              11,000                  -0-          11,000      100%           11,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Churchill Reinsurance Co. Ltd.      200,000                  -0-         200,000      100%          150,000    50,000       0.2%
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Faraday Financial, Inc.                 -0-              735,700         735,700      100%          735,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Gillen, Frank                       103,125                  -0-         103,125      100%          103,125       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Karpel, Miguel Retirement Plan       60,000                  -0-          60,000      100%           60,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Kelley, Marilyn                         -0-               30,000          30,000      100%           30,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Khorsandi, Jack                       5,000                  -0-           5,000      100%            5,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Konski Family Trust                  25,000                  -0-          25,000      100%           25,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Kanter, Lewis                           -0-              100,000         100,000      100%          100,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Luft, Brian                          15,000                  -0-          15,000      100%           15,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Mackay, Edward                          -0-               45,000          45,000      100%           45,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Maclesfield Holdings Ltd.           135,000                  -0-         135,000      100%          135,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
McPeak, Patricia.                       -0-              300,000         300,000      100%          300,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Saunders, Steven W.                     -0-              131,477         131,477      100%          131,477       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
SV Star Investments, LLC                -0-               25,000          25,000      100%           25,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
TMG Consultants LLC                 914,393               13,000         927,393      100%          927,393       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Weintraub Genshlea Chediak
Sproul                               50,000                  -0-          50,000      100%           50,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Willens, Ron                        358,333                  -0-         358,333      100%          358,333       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Williams, Nancy                     302,000                  -0-         302,000      100%          302,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
Woodruff, Joe                        20,000                  -0-          20,000      100%           20,000       -0-        -0-
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------

------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------
                         TOTAL    2,228,851            1,480,177       3,709,028
------------------------------- ------------ -------------------- --------------- --------- ---------------- --------- ----------


                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, no par value, and 3,000,000 shares of preferred stock, no par value. As of May 30, 2002, there were 21,802,853 shares of common stock outstanding and 2,084,707 shares of Series A preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to receive ratably dividends when, as, and if declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding shares of the preferred stock. We have never paid a dividend on the common stock and have no plans to do so in the foreseeable future. Upon the liquidation, dissolution, or winding up of NutraStar, the holders of the common stock are entitled to receive ratably the net assets of NutraStar available after the payments of all debts and other liabilities and subject to the prior rights of any outstanding preferred shares. However, there are no assurances that upon any such liquidation or dissolution, there will be any net assets to distribute to the holders of the Common Stock.

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Under certain circumstances, California law permits the holders to cumulate their votes for the election of directors in which case holders of less than a majority of the outstanding Common Stock could elect one or more of the directors. Holders of Common Stock have no preemptive, subscription, or redemption rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights and privileges of holders of the Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any outstanding series of the Preferred Stock and any series which NutraStar may designate and issue in the future.
See "Description of Securities - Series A Preferred Stock" below."

Common Stock Units

A common stock unit ("Unit") consists of (1) one share of the common stock (the "Common Stock") and (2) a warrant to purchase one share of the Common Stock (the "Warrant"). The exercise price (the "Exercise Price") of a Warrant is subject to change based on 120% of the price per share of the last trade of the Common Stock as reported on the NASD electronic bulletin board on the business day immediately prior to the date the investor tenders his or her funds and subscription materials to NutraStar or its placement agent. As of March 4, 2002, the date of the only sale of Units, the last reported trade was $1.00 and the exercise price per Warrant was $1.20. See "Description of Securities - Common Stock" and "Description of Securities - Common Stock Purchase Warrants."

Common Stock Purchase Warrants

Each Warrant entitles the holder to purchase a designated number of shares of Common Stock at the Exercise Price stated in the Warrant. The term in which the holder may exercise the Warrant is the earlier of two years from the issuance date and one year from the date the Common Stock trades, as reported on the NASD electronic bulletin board, at the Exercise Price or higher for a period of 20 consecutive trading days. The number of shares into which an option is exercisable will be adjusted for stock splits, stock combinations, reorganizations, mergers and other types of business combination and sales transactions. A holder of a Warrant has no rights as a shareholder of NutraStar and is not entitled to vote on any matter submitted to a vote of NutraStar's shareholders. Subject to compliance with various state and federal securities laws, title to a Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery or by assignment.

Common Stock Options

Each option entitles the holder to purchase one share of our Common Stock at the Exercise Price stated in the Option Agreement. The term in which the holder may exercise the option is set forth in the Option Agreement but are typically exercisable for a period of five (5) years. The number of shares into which an option is exercisable will be adjusted for stock splits, stock combinations, reorganizations, mergers and other types of business combination and sales transactions. Options have been issued to date to NutraStar employees and to consultants and advisors. Options issued to employees typically include a vesting schedule. A holder of an option has no rights as a shareholder of

NutraStar and is not entitled to vote on any matter submitted to a vote of NutraStar's shareholders. Options are generally not transferable except to heirs or beneficiaries.

Series A Preferred Stock

         Pursuant  to  NutraStar's   Articles  of  Incorporation,   as  amended,
NutraStar is authorized to issue 3,000,000 shares of Preferred Stock, no par value.

         Immediately following the Exchange Effective Date, the Board of Directors designated a series of the Preferred Stock as the Series A Preferred Stock of which there are 3,000,000 authorized shares (the "Series A"). NutraStar will accrue dividends on the Series A at the annual rate of 7%, or $0.07 per share. If declared by the Board of Directors, NutraStar will pay the accrued dividends on the redemption of the Series A or upon the liquidation of NutraStar. If dividends on the Series A are in default, NutraStar may not pay any dividends on or redeem, purchase, or otherwise acquire any Common Stock or other series of the Preferred Stock that is junior to the Series A as to dividend rights or rights upon the liquidation, dissolution, or winding up of NutraStar.

         NutraStar at its option may redeem all or any portion of the Series A at any time upon 30 days advance written notice to the holders of the shares being redeemed. NutraStar must redeem all of the Series A on the fifth anniversary of their date of issuance. In either event, the redemption price is $1.00 per share plus accrued and unpaid dividends. A holder may convert the Series A into Common Stock after the Series A has been called for redemption but before it has been redeemed.

         Holders of the Series A are entitled to receive, upon any voluntary or involuntary dissolution, liquidation, or winding up of NutraStar, before any distribution may be made to holders of the Common Stock or any other series of Preferred Stock that is junior to the Series A, $1.00 per share plus accrued dividends. The holders of the Series A will have the right to convert, at any time, each share of Series A into one share of Common Stock. Each share of Series A will automatically be converted into one share of Common Stock if the Common Stock is listed for sale on a national stock exchange, has its sales price quoted on the NASDAQ National Market System with a minimum sales price of at least twice the then conversion price, or is quoted on the Over-the-Counter Bulletin Board at an average bid price of at least $1.25 over any thirty day consecutive period.

         Holders of the Series A will be entitled to vote for the election of directors and on all other matters upon which holders of the Common Stock are entitled to vote. Each share of Series A will be entitled to the number of votes equal to the number of shares of Common Stock into which it is then convertible. Except as required by law, the Series A will vote with the Common Stock and not as a separate class.

Dividends and Redemptions

California law prohibits us from paying any dividends on or redeeming our equity securities if, after the payment of such dividend or redemption, we would be likely to be unable to meet our liabilities as they mature. In addition, we are prohibited from paying any dividends or redeeming any equity securities unless the amount of our retained earnings exceeds the sum of the amount of the dividend plus the aggregate amount, if any, of the cumulative dividends in arrears on all outstanding securities (the "Retained Earnings Test"), or unless our assets (excluding goodwill and deferred charges) ("Tangible Assets") are greater than 1 1/4 times our liabilities (the "Assets Test"), our Tangible Assets are greater than the sum of our liabilities plus the liquidation preference of all outstanding securities, if any (the "Second Assets Test"), and our current assets are greater than 1 1/4 times our current liabilities (the "Current Assets Test"). As of March 31, 2002, we did not satisfy the Retained Earnings Test, the Assets Test or the Second Assets Test. Because of such restrictions, there are no assurances that we will be able to pay any dividends on the Common Stock. See "Risk Factors - Dividend and Redemption Restrictions."

Registration Rights

Pursuant to the Subscription Agreement with NutraStar, the holders of certain Units will have incidental or "piggy back" registration rights with respect to the shares of Common Stock purchased. NutraStar will pay all costs connected with any such registration, but the holder will pay all sales commissions or brokers' discounts, and the fees and expenses of the holders' legal counsel or accountants, if any. The Subscription Agreement also provides that if NutraStar's underwriter or investment banker determines that there are more shares included in a registration statement than the market can support, then all shareholders exercising incidental registration rights (but not NutraStar) must proportionally reduce their number (up to the total number if required) of shares being registered. The Subscription Agreement further provides that, upon request by NutraStar, no holder will sell shares of Common Stock for 180 days after the effective date of a registration statement, except for shares included in that registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Fidelity Transfer Company, Salt Lake City, Utah.

                                  LEGAL MATTERS

The validity of the shares of common stock offered by the selling shareholders will be passed upon by the law firm of Weintraub Genshlea Chediak Sproul, Sacramento, California.

                                     EXPERTS

Our consolidated balance sheet as of December 31, 2001 and the related consolidated statements of operations, shareholders' deficit and cash flows for the year then ended have been included herein in reliance on the report of Singer Lewak Greenbaum & Goldstein, LLP, Independent Accountants, given on the authority of that firm as experts in accounting and auditing.

Change in Our Certifying Accountant

After the exchange transaction with NTI, the newly constituted board of directors of NutraStar, by resolution adopted March 7, 2002, dismissed Andersen Andersen & Strong L.L.C., the independent accountants for Alliance, and Hood & Strong, LLP, the independent accountants for NTI. The Board retained the accounting firm of Singer Lewak Greenbaum & Goldstein, LLP as the independent accountants for NutraStar and its subsidiaries, commencing with the fiscal year ended December 31, 2001. These changes were previously reported in NutraStar's Form 8-K filed March 14, 2002 and the Amended Form 8-K filed March 25, 2002.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2, together with all amendments and exhibits, with the Securities and Exchange Commission. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may review a copy of the registration statement at the SEC's public reference room in Washington, DC, and at the SEC's regional offices located in Chicago, Illinois and New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements filed with this Prospectus are listed below:

                                         NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                                        CONTENTS
                                December 31, 2001 and March 31, 2002 (unaudited)
________________________________________________________________________________


                                                                       Page

INDEPENDENT AUDITOR'S REPORTS                                        F-2 - F-3

CONSOLIDATED FINANCIAL STATEMENTS

       Consolidated Balance Sheets                                   F-4 - F-5

       Consolidated Statements of Operations                            F-6

       Consolidated Statements of Shareholders' Deficit              F-7 - F-9

       Consolidated Statements of Cash Flows                        F-10 - F-13

       Notes to Consolidated Financial Statements                   F-14 - F-33

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
NutraStar Incorporated and subsidiaries

We have audited the  accompanying  consolidated  balance sheet, as restated (see
Note 2) of NutraStar Incorporated and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, shareholders' deficit, and cash flows, as restated (see Note 2) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the restated, consolidated financial statements referred to above present fairly, in all material respects, the financial position of NutraStar Incorporated and subsidiaries as of December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended December 31, 2001, the Company incurred a net loss of $3,771,474 and had negative cash flows from operations of $855,316. In addition, the Company had an accumulated deficit of $5,328,174 at December 31, 2001. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 17, 2002

Independent Auditors' Report


Board of Directors
Nutrastar, Incorporated
El Dorado Hills, California


We have audited the accompanying statements of operations, stockholders' deficit and cash flows of NutraStar, Incorporated (the Company) for the period from February 4, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of NutraStar, Incorporated's operations and its cash flows for the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the
financial   statements,   the  Company  has  incurred  losses  since  inception,
anticipates continuing losses for the foreseeable future and will require substantial additional capital in order to complete its operational objectives. This raises substantial doubt about the Company's ability to continue as a going concern. Management plans in regard to these matters are also described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Hood & Strong LLP

December 19, 2001

                                         NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                December 31, 2001 and March 31, 2002 (unaudited)
________________________________________________________________________________


                                     ASSETS
                                   (restated)

                                                    March 31,      December 31,
                                                      2002            2001
                                                   ----------      ----------
                                                  (unaudited)
Current assets
   Cash                                            $   43,620      $  405,502
   Accounts receivable                                 34,485           1,593
   Inventory                                          193,966          93,886
   Prepaid expenses                                    22,661           8,788
                                                   ----------      ----------

       Total current assets                           294,732         509,769

Property and equipment, net                           225,133         210,955
Patents and trademarks, net                           114,027         109,505
Goodwill                                              250,001         250,001
Deposits                                              136,495         181,071
                                                   ----------      ----------

           Total assets                            $1,020,388      $1,261,301
                                                   ==========      ==========



   The accompanying notes are an integral part of these financial statements.



                                                     NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                                 CONSOLIDATED BALANCE SHEETS
                                            December 31, 2001 and March 31, 2002 (unaudited)
___________________________________________________________________________________________



                            LIABILITIES AND SHAREHOLDERS' DEFICIT
                                         (restated)

                                                              March 31,       December 31,
                                                                2002              2001
                                                             -----------      -----------
                                                             (unaudited)
Current liabilities
   Accounts payable                                          $   524,398      $   382,117
   Accrued salaries and benefits                                  88,577           61,014
   Accrued expenses                                               85,654           87,369
   Due to officer                                                 12,759           32,029
   Note payable to officer                                       100,000             --
                                                             -----------      -----------

     Total current liabilities                                   811,388          562,529

Put option                                                       130,000          130,000
                                                             -----------      -----------

       Total liabilities                                         941,388          692,529
                                                             -----------      -----------

Commitments and contingencies

Convertible, redeemable series A preferred stock,
   no par value, $1 stated value
       3,000,000 shares authorized
       2,084,707 (unaudited) and 2,084,707 shares issued
         and outstanding                                       1,850,802        1,850,802
                                                             -----------      -----------

Shareholders' deficit
   Common stock, no par value
     50,000,000 shares authorized
     21,649,520 (unaudited) and 21,649,520 shares issued
       and outstanding                                         4,925,845        4,572,845
   Common stock committed                                        636,424          399,174
   Deferred compensation                                        (936,174)        (925,875)
   Accumulated deficit                                        (6,397,897)      (5,328,174)
                                                             -----------      -----------

       Total shareholders' deficit                            (1,771,802)      (1,282,030)
                                                             -----------      -----------

            Total liabilities and shareholders' deficit      $ 1,020,388      $ 1,261,301
                                                             ===========      ===========



         The accompanying notes are an integral part of these financial statements.


                                             F-5




                                                          NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                               For the Years Ended December 31, 2001 and 2000 and
                                   for the Three Months Ended March 31, 2002 and 2001 (unaudited)
_________________________________________________________________________________________________


                                     For the Three Months Ended          For the Years Ended
                                              March 31,                      December 31,
                                    ----------------------------    ----------------------------
                                        2002            2001            2001            2000
                                    ------------    ------------    ------------    ------------
                                     (unaudited)    (unaudited)
                                     (restated)                      (restated)
Net sales                           $    294,357    $    468,320    $  1,610,222    $    127,954

Cost of goods sold                       182,472         404,425         945,633         157,170
                                    ------------    ------------    ------------    ------------

Gross profit (loss)                      111,885          63,895         664,589         (29,216)

Operating expenses                     1,181,468         419,993       3,356,904       1,513,021
                                    ------------    ------------    ------------    ------------

Loss from operations                  (1,069,583)       (356,098)     (2,692,315)     (1,542,237)
                                    ------------    ------------    ------------    ------------

Other income (expense)
   Interest income                           600             769           1,443           2,304
   Interest expense                         (740)         (4,898)     (1,080,602)        (16,767)
                                    ------------    ------------    ------------    ------------

     Total other income (expense)           (140)         (4,129)     (1,079,159)        (14,463)
                                    ------------    ------------    ------------    ------------

Net loss                            $ (1,069,723)   $   (360,227)   $ (3,771,474)   $ (1,556,700)
                                    ============    ============    ============    ============

Basic and diluted loss per share    $      (0.05)   $      (0.02)   $      (0.20)   $      (0.10)
                                    ============    ============    ============    ============

Basic and diluted weighted-
average shares outstanding            21,649,520      15,346,340      18,686,078      15,651,442
                                    ============    ============    ============    ============




            The accompanying notes are an integral part of these financial statements.

                                               F-6



                                                                                             NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                                  For the Years Ended December 31, 2001 and 2000 and
                                                                               for the Three Months Ended March 31, 2002 (unaudited)
____________________________________________________________________________________________________________________________________

                           Convertible, Redeemable
                           Series A Preferred Stock         Common Stock           Committed  Deferred
                           ------------------------  ----------------------------   Common     Compen-    Accumulated
                              Shares        Amount       Shares         Amount       Stock     sation       Deficit         Total
                           ------------   ---------  --------------  ------------  --------- ----------  -------------- ------------
Balance, February 4,
   2000 (inception)                   -   $       -               -  $          -  $      -  $       -    $          -  $         -
Common stock
   issued
     for services                                            56,764         3,977                                             3,977
     for cash                                               540,802       378,900                                           378,900
Common stock split                                       15,346,340             -                                                 -
Net loss                                                                                                    (1,556,700)  (1,556,700)
                             ----------   ---------  --------------  ------------  --------- ----------  -------------- ------------
Balance, December
   31, 2000                           -           -      15,943,906       382,877         -          -      (1,556,700)  (1,173,823)
Common stock
   issued
     for cash                                                28,546        20,000                                            20,000
     for acquisition
       of registered trademark                               21,409        21,409                                            21,409
     to extend note
       payable                                              356,824       356,824                                           356,824
     services rendered                                      249,314       249,314                                           249,314
     acquisition of
       NutraGlo                                             250,001       250,001                                           250,001
     for settlement of
       litigation                                           150,000       150,000                                           150,000
     for cash in conjunction
       with acquisition
       by Alliance                                        4,649,520     1,000,000                                         1,000,000


                             The accompanying notes are an integral part of these financial statements.

                                                                 F-7



                                                                                             NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                                  For the Years Ended December 31, 2001 and 2000 and
                                                                               for the Three Months Ended March 31, 2002 (unaudited)
____________________________________________________________________________________________________________________________________

                           Convertible, Redeemable
                           Series A Preferred Stock         Common Stock           Committed  Deferred
                           ------------------------  ----------------------------   Common     Compen-    Accumulated
                              Shares        Amount       Shares         Amount       Stock     sation       Deficit         Total
                           ------------   ---------  --------------  ------------  --------- ----------  -------------- ------------
Balance, February 4,
Committed stock for
   conversion of
   notes payable                          $                          $            $ 399,174  $           $               $   399,174
Preferred stock
   issued during 2001
     as settlement of
       litigation              100,000       100,000

     for payment for
       accounts payable        130,000       130,000

     for conversion of
       notes payable
       and accrued
       interest              1,775,707     1,671,802

     for services
       rendered                 13,000        13,000

     for deposits
       payable                  56,000        56,000

     as interest
       expense                  10,000        10,000

Stock options
   issued for
     compensation                                                 -       647,429             (449,515)                     197,914
     services rendered                                            -     1,273,861             (476,360)                     797,501
     settlement of
       litigation                                                 -       107,047                                           107,047


                             The accompanying notes are an integral part of these financial statements.

                                                                 F-8



                                                                                             NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                                  For the Years Ended December 31, 2001 and 2000 and
                                                                               for the Three Months Ended March 31, 2002 (unaudited)
____________________________________________________________________________________________________________________________________

                           Convertible, Redeemable
                           Series A Preferred Stock         Common Stock           Committed  Deferred
                           ------------------------  ----------------------------   Common     Compen-    Accumulated
                              Shares        Amount       Shares         Amount       Stock     sation       Deficit         Total
                           ------------   ---------  --------------  ------------  --------- ----------  -------------- ------------

Warrants issued
   with convertible
   debt                                   $                     -    $   114,083   $          $          $              $   114,083
Put option                           -     (130,000)
Net loss                                                                                                    (3,771,474)  (3,771,474)
                           ------------   ---------  --------------  ------------  --------- ----------  -------------- ------------

Balance, December
   31, 2001 (restated)        2,084,707   1,850,802      21,649,520    4,572,845    399,174   (925,875)     (5,328,174)  (1,282,030)
Stock options
   issued for (unaudited)
     compensation                                               -        193,750              (145,312)                      48,438
     consulting expense                                         -        159,250                                            159,250
Committed stock
   issued for (unaudited)
     cash                                                                           100,000                                 100,000
     consulting expense                                                             137,250                                 137,250
Amortization of
   deferred
   compensation
   (unaudited)                                                                                 135,013                      135,013
Net loss (unaudited)                                                                                        (1,069,723)  (1,069,723)
                           ------------   ---------  --------------  ------------  --------- ----------  -------------- ------------

Balance, March 31,
   2002 (unaudited)
   (restated)                 2,084,707  $1,850,802      21,649,520  $ 4,925,845   $636,424  $(936,174)  $  (6,397,897) $(1,771,802)
                           ============  ==========  ==============  ===========   ======== ===========  ============== ============


                             The accompanying notes are an integral part of these financial statements.

                                                                 F-9



                                                                NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                     For the Years Ended December 31, 2001 and 2000 and
                                         for the Three Months Ended March 31, 2002 and 2001 (unaudited)
______________________________________________________________________________________________________



                                             For the Three Months Ended       For the Years Ended
                                                      March 31,                   December 31,
                                             --------------------------    --------------------------
                                                2002           2001           2001            2000
                                             -----------    -----------    -----------    -----------
                                             (unaudited)   (unaudited)
                                             (restated)                    (restated)
Cash flows from operating activities
   Net loss                                  $(1,069,723)   $  (360,227)   $(3,771,474)   $(1,556,700)
   Adjustments to reconcile net loss to
     net cash used in operating activities
       Depreciation and amortization              29,982         16,910         94,397          7,172
       Non-cash issuances of common
         stock                                      --             --          756,138          3,977
       Non-cash issuances of
         preferred stock                            --             --          468,511           --
       Non-cash issuances of stock
         options                                 342,702           --        1,102,462           --
       Non-cash issuances of
         warrants                                   --             --           10,178           --
       Non-cash issuances of
         committed stock                         137,250           --          130,487           --
       (Increase) decrease in
         Accounts receivable                     (32,892)        21,071        114,043       (115,636)
         Inventory                              (100,080)       261,311        421,886       (515,772)
         Prepaid expenses                        (13,873)         3,977          6,597        (15,385)
         Deposits                                 44,576        100,000        (80,546)      (100,525)
       Increase (decrease) in
         Accounts payable                        142,280       (234,011)      (333,773)       904,407
         Accrued salaries and benefits            27,563          5,247         36,079           --
         Accrued expenses                         (1,715)         3,986        157,670           --
         Due to officer                          (19,270)          --           32,029           --
                                             -----------    -----------    -----------    -----------

Net cash used in operating activities           (513,200)      (181,736)      (855,316)    (1,388,462)
                                             -----------    -----------    -----------    -----------

Cash flows from investing activities
   Purchase of property and equipment            (41,124)      (179,975)      (234,348)       (70,692)
   Purchase of patents and trademarks             (7,558)        (2,940)       (30,199)       (65,381)
                                             -----------    -----------    -----------    -----------

Net cash used in investing activities            (48,682)      (182,915)      (264,547)      (136,073)
                                             -----------    -----------    -----------    -----------


               The accompanying notes are an integral part of these financial statements.

                                                  F-10



                                                         NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              For the Years Ended December 31, 2001 and 2000 and
                                  for the Three Months Ended March 31, 2002 and 2001 (unaudited)
_______________________________________________________________________________________________



                                       For the Three Months Ended      For the Years Ended
                                                March 31,                  December 31,
                                       --------------------------  ---------------------------
                                          2002            2001         2001            2000
                                       -----------    -----------   -----------    -----------
                                       (unaudited)    (unaudited)
                                       (restated)                   (restated)
Cash flows from financing activities
   Proceeds from the issuance of
     common stock                      $      --      $    31,000   $ 1,020,000    $   378,900
   Proceeds from the issuance of
     common stock committed                100,000           --            --             --
   Proceeds from deposits payable             --             --            --          896,500
   Refunds of deposits payable                --             --        (240,500)          --
   Proceeds from notes payable                --          406,356          --             --
   Principal payments on convertible
     notes payable                            --             --        (490,000)          --
   Proceeds from convertible note
     payable                                  --             --       1,230,000        255,000
   Proceeds from note payable to
     officer                               100,000           --            --             --
                                       -----------    -----------   -----------    -----------

Net cash provided by financing
   activities                              200,000        437,356     1,519,500      1,530,400
                                       -----------    -----------   -----------    -----------

Net increase (decrease) in cash           (361,882)        72,705       399,637          5,865

Cash, beginning of period                  405,502          5,865         5,865           --
                                       -----------    -----------   -----------    -----------

Cash, end of period                    $    43,620    $    78,570   $   405,502    $     5,865
                                       ===========    ===========   ===========    ===========


Supplemental disclosures of
   cash flow information

     Interest paid                     $      --      $      --     $      --      $      --
                                       ===========    ===========   ===========    ===========

     Income taxes paid                 $     1,600    $      --     $      --      $      --
                                       ===========    ===========   ===========    ===========



           The accompanying notes are an integral part of these financial statements.

                                              F-11

                                         NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                              For the Years Ended December 31, 2001 and 2000 and
                  for the Three Months Ended March 31, 2002 and 2001 (unaudited)
________________________________________________________________________________

Supplemental schedule of non-cash investing and financing activities

During the year ended December 31, 2001, notes with a principal balance of $1,340,000 and accrued interest of $90,196 had been converted into 1,430,196 shares of the Company's Series A preferred stock. Related to these conversions, the Company issued an additional 345,511 shares of Series A preferred stock to certain of the note holders and recorded related interest charges of $345,511. The remaining notes with a principal balance of $250,000 and accrued interest of $18,687 had been converted into committed common stock. Related to the conversion, the Company recorded interest charges of $130,487 for additional shares that will be issued.

During the year ended December 31, 2001, the Company entered into a 12-month consulting agreement, issued 144,676 shares of common stock, and recorded consulting expense totaling $144,676.

During the year ended December 31, 2001, the Company issued 100,000 shares of Series A preferred stock as a settlement of certain litigation. Related to this, the Company recorded expense of $100,000.

During the year ended December 31, 2001, the Company issued 130,000 shares of Series A preferred stock to a related party as payment of accounts payable totaling $130,000 and subsequently executed a put/call option with the related party (see Note 9).

During the year ended December 31, 2001, the Company issued 13,000 shares of Series A preferred stock for services rendered valued at $13,000.

During the year ended December 31, 2001, the Company issued 56,000 shares of Series A preferred stock for deposits payable totaling $56,000. In relation to one of these transactions, the Company issued 10,000 shares of preferred stock as interest expense totaling $10,000.

During the year ended December 31, 2001, the Company issued 21,409 shares of common stock to acquire a registered trademark valued at $21,409.

During the year ended December 31, 2001, the Company issued 356,824 shares of common stock to extend the term of a note payable and recorded interest expense totaling $356,824.

During the year ended December 31, 2001, the Company issued 249,314 shares of common stock for services rendered valued at $249,314.

During the year ended December 31, 2001, the Company issued options to purchase 935,564 shares of common stock to employees of the Company. In relation to these issuances, the Company recorded compensation expense totaling $197,914 and deferred compensation expense totaling $449,515.


   The accompanying notes are an integral part of these financial statements.

                                         NUTRASTAR INCORPORATED AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                              For the Years Ended December 31, 2001 and 2000 and
                  for the Three Months Ended March 31, 2002 and 2001 (unaudited)
________________________________________________________________________________


Supplemental schedule of non-cash investing and financing activities (Continued) During the year ended December 31, 2001, the Company issued options to purchase 1,498,660 shares of common stock. In relation to these issuances, the Company recorded consulting expenses totaling $797,501 and deferred compensation expense totaling $476,360.

During the year ended December 31, 2001, the Company issued options to purchase 142,730 shares of common stock in settlement of certain disputes. In relation to these issuances, the Company recorded settlement expenses totaling $107,047.


Supplemental schedule of non-cash investing and financing activities for the three months ended March 31, 2002 and 2001 (unaudited)

On January 7, 2002, the Company entered into a five-year employment agreement with an employee. In relation to this agreement, the Company issued options to purchase 155,000 shares of common stock. The options vest over four years in increments of 80,000, 25,000, 25,000, and 25,000, have an exercise price of $1 per share, and expire on January 7, 2012. As of March 31, 2002, the Company recorded compensation expense and deferred compensation totaling $48,438 and $145,312, respectively, in relation to this transaction.

On January 10, 2002, the Company entered into a six-month consulting services agreement for marketing services. In relation to this agreement, the Company issued options to purchase 25,000 shares of common stock at an exercise price of $1 per share. The options expire in 10 years. The Company recorded consulting expense of $47,250 in relation to this transaction.

On February 4, 2002, the Company entered into a three-month marketing services agreement for public relations and advertising services. In relation to this agreement, the Company paid a retainer of $35,000 upon execution of the agreement, issued 35,000 shares of restricted common stock, and issued options to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share. The options expire in two years. The Company recorded consulting expense totaling $90,250 in relation to this transaction.

On February 21, 2002, the Company entered into a one-year financial advisory services agreement. In relation to this agreement, the Company paid a non-refundable retainer of $20,000, issued 200,000 restricted shares of common stock, and issued options to purchase 100,000 restricted shares of common stock at $1 per share, 100,000 at $2.50 per share, and 100,000 at $4 per share. The Company recorded consulting expense totaling $159,000 in relation to this transaction.




   The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         General
         -------
         NutraStar Incorporated ('NutraStar"), a California corporation, markets proprietary whole food dietary supplements derived from nutrient-dense stabilized rice bran (a nutraceutical) produced by an affiliated company, The RiceX Company ("RiceX"), a current shareholder and a publicly traded company. The Company has a license to distribute certain derivatives of RiceX's stabilized rice bran, as well as valued-added rice bran products in the United States of America.

         On December 14, 2001, Alliance Consumer International, Inc. ("Alliance") acquired all of the outstanding common stock of NutraStar. For accounting purposes, the acquisition has been treated as a recapitalization of NutraStar with NutraStar as the acquirer (reverse acquisition).

         Effective April 27, 2000, NutraStar became an 80% owner of NutraGlo Incorporated ("NutraGlo"), a Nevada corporation. NutraGlo was non-operative during 2000. During the year ended December 31, 2001, NutraGlo started marketing, manufacturing, and distributing NutraStar's stabilized rice bran and other nutraceuticals to the equine market. In connection with NutraStar's acquisition of Alliance, NutraStar issued 250,001 shares of common stock in exchange for the remaining 20% of the common stock of NutraGlo. The value of the shares was $250,001, which has been recorded as goodwill in the accompanying consolidated balance sheet.


NOTE 2 - RESTATEMENT

         During the year ended December 31, 2001, the Company issued 130,000 shares of Series A preferred stock to a related party as payment of accounts payable totaling $130,000. Related to these issuances, on January 15, 2002, these holders executed a put/call agreement with the Company (see Note 9). The Company previously had not recorded the put option on its financial statements. The Company has also reclassified its convertible Series A preferred stock to convertible, redeemable Series A preferred stock to conform with the accounting requirements of the United States Securities and Exchange Commission.

         This restatement does not have any effect on the Company's reported earnings. Its impact on the previously reported total liabilities and convertible, redeemable Series A preferred stock as of December 31, 2001 are as follows:


                                             As Previously
                                                Reported    Restatement  As Restated
                                               ----------   -----------  -----------
        Total liabilities                      $  562,529   $  130,000   $   692,529
        Total convertible, redeemable Series
          A preferred stock                    $1,980,802   $ (130,000)  $ 1,850,802


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation
         ---------------------------
         The consolidated financial statements include the accounts of NutraStar and its wholly owned subsidiaries, NutraStar Technologies, Inc. and NutraGlo (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

         Basis of Presentation
         ---------------------
         The accompanying financial statements have been prepared in conformity with United States generally accepted accounting principles which contemplate continuation of the Company as a going concern. During the year ended December 31, 2001 and the three months ended March 31, 2002, the Company incurred net losses of $3,771,474 and $1,069,723
         (unaudited),   respectively,  and  it  had  negative  cash  flows  from
         operations of $855,316 and $513,200 (unaudited), respectively. In addition, the Company had an accumulated deficit of $5,328,174 and $6,397,897 (unaudited) at December 31, 2001 and March 31, 2002, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful transition of the Company to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         Management's plans to alleviate substantial concern about the Company's ability to continue as a going concern include the following:

          o The Company anticipates that it will be able to raise additional equity that will be sufficient for it to continue to implement its current business strategy. It plans on registering all common stock with the Securities and Exchange Commission not previously registered as well as any future common stock issued. This should result in more market liquidity for the Company's common shareholders.

          o The Company plans on implementing an aggressive marketing strategy that will enhance consumer awareness of its products. The strategy includes establishing and/or expanding existing strategic relationships; completing an Internet business-to-business and business-to-consumer Web site that will handle increased product demand if its marketing strategy is successful; creating a direct response marketing campaign; and advertising in targeted, industry specific magazines.

          o The Company is reducing its fixed overhead expenses and plans to continue to control such items for the foreseeable future.

         ---------------------
         The accompanying March 31, 2002 and 2001 financial statements have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

         Revenue Recognition
         -------------------
         Revenue is generally recognized upon shipment of product with a provision for estimated returns and allowances recorded at that time, if applicable.

         Comprehensive Income
         --------------------
         The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

         Accounts Receivable
         -------------------
         The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. The Company writes off an account when it is considered to be uncollectible. As of December 31, 2001 and March 31, 2002, an allowance for doubtful accounts was not deemed necessary.

         Inventory
         ---------
         Inventory is stated at the lower of cost (first-in, first-out) or market and consists of nutraceutical products manufactured by an affiliated company, RiceX, which the Company enhances for final distribution to its customers. While the Company has an inventory of these products, which contain ingredients supplied by RiceX, any significant prolonged shortage of these ingredients or of the supplies used to enhance these ingredients could materially adversely affect the Company's results of operations.

         Patents and Trademarks
         ----------------------
         The Company has exclusive licenses for several patents. All costs associated with the patents are capitalized. Amortization is computed on the straight-line method based on an estimated useful life of 20 years. The Company also has several registered trademarks which are amortized over an estimated useful life of 10 years.

         Property and Equipment
         ----------------------
         Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives as follows:

                  Furniture and equipment                         7 years
                  Software                                        3 years

         Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

         Fair Value of Financial Instruments
         -----------------------------------
         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued salaries and benefits, and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

         Stock Split
         -----------
         During the year ended December 31, 2000, the Company effected a 300-for-one split of its common stock. All share and per share data have been retroactively restated to reflect this reverse stock split.

         Stock-Based Compensation
         ------------------------
         SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB No. 25.

         Advertising Expense
         -------------------
         The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001 was $24,369, $17,640, $20,346 (unaudited), and $7,326
         (unaudited), respectively.

         Income Taxes
         ------------
         The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         Loss Per Share
         --------------
         The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. As such, basic and diluted loss per share are the same.

         Estimates
         ---------
         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Reclassifications
         -----------------
         Certain amounts included in the March 31, 2001 financial statements have been reclassified to conform with the March 31, 2002 presentation. Such reclassification did not have any effect on reported net loss.

         Concentrations of Credit Risk
         -----------------------------
         The Company sells its services throughout the United States, extends credit to its customers, and performs ongoing credit evaluations of such customers. The Company evaluates its accounts receivable on a regular basis for collectability and provides for an allowance for potential credit losses as deemed necessary.

         On May 1, 2001,  the Company  entered  into an  exclusive  distribution agreement with a customer, in which the customer is required to purchase a minimum of 90,000 pounds of the Company's product on or before July 1, 2001, 120,000 pounds before September 1, 2002, 275,000 pounds between September 1, 2002 and August 31, 2003, and 350,000 pounds between September 1, 2003 and August 31, 2004. At December 31, 2001, sales to this customer totaled $596,627 (46% to total sales). There were not any amounts due from this customer at December 31, 2001.

         In addition to the above, for the year ended December 31, 2001, one customer accounted for 19% of the Company's sales. There were not any amounts due from this customer at December 31, 2001.

         Recently Issued Accounting Pronouncements
         -----------------------------------------
         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. The Company does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

         -----------------------------------------
         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No.
        145 to have a material impact, if any, on its financial position or results of operations.


NOTE 4 - CASH

         The Company maintains its cash balances at one bank located in California. The balances at the bank are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, cash balances are in excess of the insured limit.

NOTE 5 - PROPERTY AND EQUIPMENT

          Property and equipment at December 31, 2001 and March 31, 2002 consisted of the following:

                                                         2002           2001
                                                     -----------    -----------
                                                     (unaudited)

                  Furniture and equipment            $    18,417    $    16,714
                  Software                               327,747        288,326
                                                     -----------    -----------
                                                         346,164        305,040
                  Less accumulated depreciation          121,031         94,085
                                                     -----------    -----------

                      Total                          $   225,133    $   210,955
                                                     ===========    ===========

         Depreciation expense was $89,026, $5,059, $26,946 (unaudited), and $15,604 (unaudited) for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001, respectively.


NOTE 6 - PATENTS AND TRADEMARKS

          Patents and trademarks at December 31, 2001 and March 31, 2002 consisted of the following:

                                                          2002           2001
                                                      -----------    -----------
                                                       (unaudited)

                  Patents                             $    72,738    $    84,439
                  Trademarks                               51,809         32,550
                                                      -----------    -----------

                                                          124,547        116,989
                  Less accumulated amortization            10,520          7,484
                                                      -----------    -----------

                      Total                           $   114,027    $   109,505
                                                      ===========    ===========



         Amortization expense was $5,371, $2,113, $3,036 (unaudited), and $1,306 (unaudited) for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001, respectively.


NOTE 7 - PROMISSORY NOTES PAYABLE

         During the years ended  December 31, 2001 and 2000,  the Company raised
         an  aggregate  of   $2,080,000   through  the  issuance  of  short-term
         promissory notes and convertible promissory notes.

         Activities related to the promissory notes are as follows:

          o The promissory notes, with an aggregate principal balance of $1,180,000, bore interest ranging from 8% to 12% per annum. As of December 31, 2001, all of the promissory notes had been retired.

          o The convertible notes, with an aggregate principal balance of $900,000, were immediately converted into shares of the Company's preferred stock at $1 per share and bore interest ranging from 8% to 15% per annum. As the convertible notes were convertible at rates that approximated market value, no discount was recorded relative to a beneficial conversion feature.

          o As of December 31, 2001, the Company had paid notes in the amount of $490,000 in cash. Notes with a principal balance of $1,340,000 and accrued interest of $90,196 had been converted into 1,430,196 shares of the Company's Series A preferred stock. Related to these conversions, the Company issued an additional 345,511 shares of Series A preferred stock to certain of the note holders and recorded related interest charges of $345,511. The remaining notes with a principal balance of $250,000 and accrued interest of $18,687 had been converted into committed common stock. Related to the conversion, the Company recorded interest charges of $130,487 for additional shares that will be issued.

          o In connection with certain of the notes, the Company issued warrants to purchase 350,000 shares of the Company's common stock at an exercise price of $1 per share. The warrants expire on June 25, 2006 and are immediately exercisable. The Company recorded a discount related to the detachable warrants of $114,083, which represented the portion of the proceeds allocated to the warrants based on the relative fair values of the debt and warrants. At the date of conversion, $103,905 of the discount remained unamortized and has been debited to convertible Series A preferred stock as part of the conversion. In relation to these issuances, interest expense of $10,178 was recorded.


NOTE 8 - NOTE PAYABLE TO OFFICER

         On March 4, 2002, the Company entered into a note payable agreement with an officer of the Company, which bears interest at 10% per annum and is due on March 3, 2003.

NOTE 9 - PUT OPTION

         During the year ended December 31, 2001, the Company issued 130,000 shares of Series A preferred stock to a related party as payment of accounts payable totaling $130,000. On January 15, 2002, these holders of the Series A preferred stock executed a put/call agreement. The put allows for the holder to sell to the Company all, but not less than all, of the 130,000 shares of the Company's Series A preferred stock, or common stock if any of the Series A preferred stock were converted, for $130,000, plus all accumulated, but unpaid dividends, at any time after six months from January 15, 2002. Related to the put option and the related conversion of debt, the Company has recorded a liability of $130,000.

         In addition, the Company maintains the right to call the option and purchase back the shares of the Series A preferred stock for $130,000, plus any unpaid and accrued dividends at any time, subject to certain provisions.


NOTE 10 - COMMITMENTS AND CONTINGENCIES

         Lease
         -----
         The Company leases its office space under a non-cancelable operating lease with RiceX that expires in September 2006 and requires monthly payments of $5,230. Future minimum payments under this lease agreement at December 31, 2001 were as follows:

                  Year Ending
                  December 31,
                  ------------
                      2002                                         $   63,123
                      2003                                             64,298
                      2004                                             64,700
                      2005                                             65,906
                      2006                                             49,429
                                                                    ---------

                           Total                                    $ 307,456
                                                                    =========

         Rent expense was $66,799,  $74,550,  $15,975  (unaudited),  and $17,825
         (unaudited) for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001, respectively.

         Employment Agreements
         ---------------------
         The Company has entered into several employment agreements with key employees with terms ranging from three to 10 years. Minimum future payments under these agreements at December 31, 2001 were as follows:

                   Year Ending
                  December 31,
                  ------------
                      2002                                    $      625,000
                      2003                                           508,750
                      2004                                           380,000
                      2005                                           283,333
                      2006                                           250,000
                      Thereafter                                     708,333
                                                               -------------

                           Total                               $   2,755,416
                                                               =============

         Generally, if the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company will pay the employees' salaries, bonuses, and benefits payable for the remainder of the term of the agreements.

         On November 14, 2001, the Company entered into a magazine advertising agreement for services in the amount of $29,160 to be rendered during the year ended December 31, 2002.

         On December 14, 2001, the Company entered into a 12-month consulting services agreement, whereby a $15,000 retainer fee was paid for financial and accounting services.

         On December 14, 2001, the Company entered into a 12-month consulting services agreement, whereby it agreed to pay a $5,000 retainer fee for financial and accounting services. In connection with this agreement, the Company issued 144,676 shares of common stock. Consulting expense totaling $144,676 was recorded as of December 31, 2001.

         Legal Proceedings
         -----------------
         The Company was involved in litigation with several potential investors. The plaintiffs requested a return of $750,000 in funds deposited with the Company, representing potential permanent investments. These matters have been resolved in connection with the acquisition of Alliance during December 2001. As of December 31, 2001, there were not any additional liabilities related to these matters.

         -----------------
         There are various other claims that have been made against the Company by certain of its vendors. Management expects that the settlement of these claims will not have a significant effect on the Company's financial position and results of operations.

         From February through July 2000, a third party solicited funds on behalf of an undetermined public shell company, into which it was contemplated that the Company might merge. In this regard, the Company received approximately $320,000 in deposits to be used for such purpose. As a result of these solicitations, there may have been violations of federal and/or state securities laws by such third party. The Company never proceeded with the contemplated merger. Instead, the Company applied such funds to a subsequent private placement that the Company conducted, in which shares of the Company's common stock were issued for the $320,000 investment. The Company has offered full refunds to all people who provided monies to the Company. There are not any assurances that federal and/or state securities authorities will not investigate and possibly bring an action against the third party who solicited the funds and the Company.


NOTE 11 - SHAREHOLDERS' DEFICIT

         Convertible, Redeemable Series A Preferred Stock
         ------------------------------------------------
         In December 2001, the Company approved the issuance of 3,000,000 shares of convertible, redeemable Series A preferred stock and executed a certificate of designation of the rights, preferences, and privileges of the Series A preferred stock. Each share of Series A preferred stock is entitled to receive a 7% cumulative dividend, which is only payable in the case of liquidation or redemption. The Series A preferred stock has a $1 per share stated value and will receive certain liquidation preferences after satisfaction of claims of creditors, but before payment or distributions of assets and surplus funds.

         Furthermore, the Series A preferred stock is convertible at the option of the holder at $1 per share into the Company's common stock, subject to certain anti-dilution provisions. In addition, the Series A preferred stock will automatically convert into common stock in the event of a qualified public trading benchmark, which is defined as (i) the common stock is listed on a national exchange at twice its conversion price or (ii) the common stock is quoted on the over-the-counter bulletin board at an average bid price of at least $1.25 per share over any 30-day trading period.

         The Company may redeem any and all outstanding shares of Series A preferred stock. Upon the five-year anniversary of the date of issuance, the Company is required to redeem all of its outstanding shares of Series A preferred stock at $1 per share, plus all accrued and unpaid dividends declared.

         ------------------------------------------------
         During the year ended  December 31, 2001,  the Company  issued  100,000 shares of Series A preferred stock as a settlement of certain litigation. Related to this, the Company recorded expense of $100,000.

         During the year ended December 31, 2001, the Company issued 130,000 shares of Series A preferred stock to a related party as payment of accounts payable totaling $130,000 and subsequently executed a put/call option with the related party (see Note 9).

         During the year ended December 31, 2001, the Company issued 13,000 shares of Series A preferred stock for services rendered valued at $13,000.

         During the year ended December 31, 2001, the Company issued 56,000 shares of Series A preferred stock for deposits payable totaling $56,000. In relation to one of these transactions, the Company issued 10,000 shares of preferred stock as interest expense totaling $10,000.

         Common Stock
         ------------
         Effective December 14, 2001, the Company was combined with Alliance, whereby the Company became a wholly owned subsidiary of Alliance. In connection with the acquisition, the Company issued an additional 249,770 shares of common stock for services rendered. Under the terms of the agreement, all of the issued and outstanding shares of the Company's common stock were exchanged for 17,000,000 shares of Alliance's common stock.

         The transaction has been accounted for as a reverse acquisition, whereby NutraStar is considered the acquiring company and Alliance the acquired company. The equity section of NutraStar has been restated, similar to a recapitalization, to reflect the pro-rata shares it received in the acquisition. The ratio of shares issued in the share-exchange was approximately 1.43 shares of Alliance's common stock to every one share of NutraStar's outstanding common stock. All share and per share data prior to the acquisition have been restated to reflect this ratio.

         Outstanding unexercised options and warrants of the Company were also converted into options and warrants to acquire shares of Alliance's common stock at a ratio of 1 to 1.43. Alliance also obtained $1,000,000 from the sale of its common stock in connection with the acquisition agreement. These shares of stock were issued for $1 per share. There were 3,649,520 shares outstanding as of the date of the acquisition. Prior to the acquisition, NutraStar changed its name to NutraStar Technologies Incorporated. Subsequent to the acquisition, Alliance changed its name to NutraStar Incorporated.

         During the year ended December 31, 2001, the Company issued 28,546 shares of common stock for cash totaling $20,000.

         ------------
         During the year ended December 31, 2001, the Company issued 21,409 shares of common stock to acquire a registered trademark valued at $21,409.

         During the year ended December 31, 2001, the Company issued 356,824 shares of common stock to extend the term of a note payable and recorded interest expense totaling $356,824.

         During the year ended December 31, 2001, the Company issued 249,314 shares of common stock for services rendered valued at $249,314.

         During the year ended December 31, 2001, the Company issued 150,000 shares of common stock as settlement for the cancellation of a consulting agreement and recorded consulting expense totaling $150,000.

         During the year ended December 31, 2000, the Company issued 56,764 shares of common stock for services rendered valued at $3,977.

         During the year ended December 31, 2000, the Company issued 540,802 shares of common stock for cash totaling $378,900.

         Common Stock Committed
         ----------------------
         On March 15, 2002, the Company committed to issue 153,333 shares (unaudited) of common stock with a detachable purchase warrant to purchase 153,333 shares (unaudited) of common stock at an exercise price of $1.20 per share in exchange for $100,000 (unaudited). As of March 31, 2002, the Company had not issued the stock and has recorded the transaction as committed stock.

         Common Stock Warrants
         ---------------------
         A summary of the Company's warrant activity is listed below:


                                                                  Weighted-   Weighted-
                                                      Weighted-   Average     Average
                                                      Average     Exercise    Exercise
                           Stock         Stock       Remaining    Price of    Price of
          Exercise       Warrants      Warrants     Contractual   Warrants    Warrants
           Price       Outstanding    Exercisable      Life     Outstanding  Exercisable
         ----------    -----------   ------------   ----------  -----------  -----------
         $     1.00       300,000        300,000     5 years     $     1.00  $      1.00

         Options
         -------
         During the year ended December 31, 2001, the Company issued options to purchase 935,564 shares of common stock to employees of the Company. In relation to these issuances, the Company recorded compensation expense totaling $197,914 and deferred compensation expense totaling $449,515.

         During the year ended December 31, 2001, the Company issued options to purchase 1,498,660 shares of common stock. In relation to these issuances, the Company recorded consulting expenses totaling $797,501 and deferred compensation expense totaling $476,360.

         During the year ended December 31, 2001, the Company issued options to purchase 142,730 shares of common stock in settlement of certain disputes. In relation to these issuances, the Company recorded settlement expenses totaling $107,047.

         The following table summarizes all of the Company's stock option transactions:


                                              Employee Options              Consultant Options
                                       -----------------------------  ------------------------------
                                                         Weighted-                       Weighted-
                                                          Average                         Average
                                         Stock Options    Exercise     Stock Options     Exercise
                                           Outstanding     Price        Outstanding        Price
                                       ---------------  ------------  ---------------  -------------
          Outstanding, February 4,
            2000 (inception) and
            December 31, 2000                        -  $          -  $             -  $          -
              Granted                          935,564  $       0.31        1,641,390  $       0.51
                                       ---------------                ---------------

          Outstanding,
            December 31, 2001                  935,564  $       0.31        1,641,390  $       0.51
                                       ===============                ===============

          Exercisable,
            December 31, 2001                  278,350  $       0.29          977,698  $       0.59
                                       ===============                ===============

         -------
         The weighted-average remaining contractual life of the options outstanding at December 31, 2001 was 9.93 years. The exercise prices of the options outstanding at December 31, 2001 ranged from $0.25 to $1, and information relating to these options is as follows:

                                                                                 Weighted-      Weighted-
                                                                  Weighted-      Average        Average
                                                                   Average       Exercise       Exercise
             Range of             Stock            Stock          Remaining      Price of       Price of
             Exercise            Options          Options         Contractual     Options        Options
               Prices          Outstanding       Exercisable         Life       Outstanding     Exercisable
         ------------------  ---------------   ---------------   -------------  -----------   --------------
         $      0.25 - 0.28        1,934,671           799,313     9.93 years   $     0.25    $        0.25
         $      0.29 - 1.00          642,283           456,735     9.93 years   $     1.00    $        1.00
                             ---------------   ---------------

                                   2,576,954         1,256,048
                             ===============   ===============

          The Company has adopted  the  disclosure-only  provisions  of SFAS No.
          123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized.

          Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the years ended December 31, 2001 and 2000 would have been increased to the pro forma amounts indicated below:

                                                   2001              2000
                                               -------------    -------------
           Net loss
               As reported                     $  (3,771,474)   $  (1,556,700)
               Pro forma                       $  (4,099,194)   $  (1,556,700)
           Basic loss per common share
               As reported                     $       (0.20)   $       (0.10)
               Pro forma                       $       (0.22)   $       (0.10)

         The fair value of these options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions for the year ended December 31, 2001: dividend yield of 0%, risk-free interest rate of 3.12%, and expected life of 2.85 years. The weighted-average exercise price was $0.44 at December 31, 2001.

         The weighted-average fair value of the options issued during the year ended December 31, 2001 was $0.88.

         Options Issued during the Three Months Ended March 31, 2002 and 2001
         --------------------------------------------------------------------
         (unaudited)
         -----------
         On January 7, 2002, the Company entered into a five-year employment agreement with an employee. In relation to this agreement, the Company issued options to purchase 155,000 shares of common stock. The options vest over four years in increments of 80,000, 25,000, 25,000, and 25,000, have an exercise price of $1 per share, and expire on January 7, 2012. As of March 31, 2002, the Company recorded compensation expense and deferred compensation totaling $48,438 and $145,312, respectively, in relation to this transaction.

         On January 10, 2002, the Company entered into a six-month consulting services agreement for marketing services. In relation to this agreement, the Company issued options to purchase 25,000 shares of common stock at an exercise price of $1 per share. The options expire in 10 years. The Company recorded consulting expense of $47,250 in relation to this transaction.

         On February 4, 2002, the Company entered into a three-month marketing services agreement for public relations and advertising services. In relation to this agreement, the Company paid a retainer of $35,000 upon execution of the agreement, issued 35,000 shares of restricted common stock, and issued options to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share. The options expire in two years. The Company recorded consulting expense totaling $90,250 in relation to this transaction.

         On February 21, 2002, the Company entered into a one-year financial advisory services agreement. In relation to this agreement, the Company paid a non-refundable retainer of $20,000, issued 200,000 restricted shares of common stock, and issued options to purchase 100,000 restricted shares of common stock at $1 per share, 100,000 at $2.50 per share, and 100,000 at $4 per share. The Company recorded consulting expense totaling $159,000 in relation to this transaction.


NOTE 12 - INCOME TAXES

         Significant components of the Company's deferred tax asset for income taxes consisted of the following at December 31, 2001:

           Deferred tax asset
               Net operating loss carryforwards                $      2,124,660
           Less valuation allowance                                   2,124,660
                                                               ----------------

                    Net deferred tax asset                     $              -
                                                               ================

         A reconciliation of the expected income tax computed using the federal statutory income rate to the Company's effective rate for the years ended December 31, 2001 and 2000 was as follows:

                                                                  2001         2000
                                                                --------   ---------
            Income tax computed at federal statutory tax rate       34.0%       34.0%
            State taxes, net of federal benefit                      5.8         5.8
            Change in valuation allowance                          (39.8)      (39.8)
                                                                --------   ---------

                Total                                                -   %       -  %
                                                                =========  =========

         Realization of the future tax benefits related to the deferred assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

         At December 31, 2001, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $10,109,000, which being to expire in 2020. Certain of the net operating loss carryforwards are limited to each year in accordance with the Internal Revenue Code.


NOTE 13 - RELATED PARTY TRANSACTIONS

         On December 12, 2001, the Company entered into a 15-year agreement with RiceX to be the exclusive distributor of rice solubles and rice bran fiber concentrate in the United States of America and to have the exclusive rights to various patents and trademarks owned by RiceX. Under the terms of this agreement, RiceX has agreed to cancel certain indebtedness by the Company in exchange for 130,000 shares of Series A preferred stock and payment of $41,335 in interest, has agreed to new minimum purchase requirements, and has agreed to extend the term of the agreement for five years, with two additional renewal periods of five years each.

         The sales price to the Company will be the lower of RiceX's published standard price or the price negotiated by other customers for like quantities and products. Under this agreement, the Company maintained a $150,000 advance payment with RiceX, which is included in deposits as of December 31, 2001. In January 2002, the Company revised the 15-year agreement with RiceX, which reduced the advance payment to $135,000.

         To maintain rights under this revised agreement, the Company must purchase $250,000 of product from RiceX by April 2002, $500,000 by July 2002, $750,000 by October 2002, $1,250,000 by January 2003, $1,500,000
         by July 2003,  $2,250,000 by January 2004,  $6,000,000 by January 2005,
         and increasing thereafter by 10% per annum through the remaining term of the agreement. Purchases from RiceX were $471,126 (20% to total purchased) and $620,000 (96% to total purchased) for the years ended December 31, 2001 and 2000, respectively.

         In connection with this agreement, the Company was granted exclusive patent and licensing rights by RiceX for which the Company will pay RiceX a royalty equal to 2% of gross receipts received by the Company from the sale of the Company's products that incorporate any of RiceX's products, less certain selling expenses. At December 31, 2001, the Company recorded patents and licenses in the amount of $84,439 related to these exclusive rights.

         During  the  year  ended  December  31,  2001,  the  Company   recorded
         commissions revenue totaling $317,668 from RiceX related to sales made by RiceX to customers of the Company.

         During the year ended December 31, 2001, the Company issued 300,000 Series A preferred stock to the Chief Executive Officer in exchange to cancel $300,000 of convertible promissory notes.

         During the year ended December 31, 2001, the Company entered into a non-interest-bearing loan agreement with the Chief Executive Officer of the Company. Related to this agreement, the Company recorded a Due to Officer in the amount of $32,029 at December 31, 2001.

         During the year ended December 31, 2001, certain operating expenses of the Company totaling $111,313 were paid by RiceX. These expenses were reimbursed by the Company, and at December 31, 2001, there were not any amounts owed to RiceX.


NOTE 14 - 401(K) PROFIT SHARING PLAN

         Effective April 2000, the Company adopted a 401(k) profit sharing plan (the "Plan") for the exclusive benefit of eligible employees and their beneficiaries. Substantially all employees are eligible to participate in the Plan. Matching contributions to the Plan are 3% of the employees' gross salary, not to exceed a certain percentage. For the years ended December 31, 2001 and 2000, the Company made matching contributions of $18,620 and $14,157, respectively.

NOTE 15 - SUBSEQUENT EVENTS

         On April 12, 2002, the Company entered into a two-year marketing agreement, whereby the Company is to pay a commission of 10% of gross receipts on sales from customers introduced to the Company by the consultant, subject to certain requirements. In relation to this agreement, the Company granted to the consultants five-year options to purchase up to 150,000 shares of the Company's common stock at an exercise price of $0.75 per share, vesting according to the achievement of certain levels of gross receipts. The agreement automatically renews after the initial two-year term.

         On May 6, 2002, the Company entered into a one-year finder's and advisory agreement, whereby the finder is to seek businesses that are consistent with the Company's business and strategic plans or to introduce the Company to investors. The fees paid to the finder for finding investors to fund the Company are based upon certain percentages, ranging from 2% to 10%, plus unaccountable expenses, depending on the amount funded by the investors. In addition, 10% of the transaction value will be paid in cashless warrants. If the finder arranges a credit line or other types of debt placement, the fees paid to the finder will be 2% of the total debt placement. If the finder introduces a business or entity and the Company engages in a merge-type transaction or other similar transactions, the fees paid to the finder are based upon certain percentages, ranging from 3% to 7%, depending on the transaction value. In addition, 10% of the transaction value will be paid in cashless warrants. This agreement is automatically renewed after the initial one-year term.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.  Indemnification  of  Officers  and  Directors

The California General Corporation Law and our Articles of Incorporation and Bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.      Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses for the preparation of this Registration Statement shall be borne by the selling shareholders. All of the amounts shown are estimates, except for the SEC Filing Fee.

        SEC Filing Fee                                           $   177
        Blue Sky Fees and Expenses                                 2,000
        Printing and Engraving Expenses                            1,000
        Legal Fees and Expenses                                   20,000
        Accounting Fees and Expenses                              10,000
        Miscellaneous Expenses                                     2,000

        TOTAL                                                    $35,177
                                                                 =======

Item 26.      Recent Sales of Unregistered Securities.

The following information sets forth all securities, which have been sold during the last three years by us and which securities were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated, the consideration paid for the shares was cash. All historical share data in this prospectus has been adjusted to reflect the various recapitalizations of our common stock.

On December 14, 2001, Alliance issued 17,000,000 shares of its common stock to the 38 NTI shareholders in exchange for all of the outstanding shares of NTI common stock. Alliance shares were issued without any public solicitation and were acquired for investment purposes only and without a view to distribution. The shares were issued pursuant to the private placement exemption provided by
Section 4(2) and Rule 506 of Regulation D of the 1933 Act. These shares are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and the certificates evidencing the shares bear a legend stating the restrictions on resale.

In conjunction with the Exchange Transaction, NutraStar issued shares of its Series A Preferred Stock in the following transactions:

(i) 100,000 shares were issued to one entity as settlement of certain litigation. The stock was valued at $1.00 per share;

(ii) 130,000 shares were issued to a related party as payment for accounts payable totaling $130,000;

(iii)13,000 shares were issued to one individual for services rendered to NutraStar. The services were valued at $13,000;

(iv) 56,000 shares were issued for conversion of $50,000 of NTI debt plus interest. These shares were issued to two individuals and valued at $1.00 per share;

(v) 1,785,707 shares were issued in exchange for short-term promissory notes or pursuant to the conversion of outstanding convertible notes aggregating $1,705,707 of principal and related interest due thereon owed by NTI. The shares were issued to thirteen creditors.

All of the above issuances of Series A preferred stock were made without any public solicitation, to a limited number of individuals or entities and were acquired for investment purposes only. The shares were issued pursuant to the private placement exemption provided by Section 4(2) of the 1933 Act. These shares are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and the certificates evidencing the shares bear a legend stating the restrictions on resale.

On December 27, 2001, NutraStar closed a private placement of 1 million shares of common stock pursuant to which it raised $1 million. The shares were valued at $1.00 per share. The shares were issued without any public solicitation, were sold to a limited number of accredited investors and were acquired with investment intent and without a view to distribution. The shares were issued pursuant to the exemptions provided by Rule 506 of Regulation D and Section 4(6) of the 1933 Act. These shares are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and the certificates evidencing the shares bear a legend stating the restrictions on resale.

On March 4, 2002, NutraStar commenced a private placement of up to 6,666,667 Units, each Unit consisting of one share of common stock and one Warrant to purchase an additional share of common stock. The Units were being offered at $0.65 per Unit. The Warrants have an exercise price of 120% of the current market value of NutraStar's common stock at the time of exercise. The offering expired on April 30, 2002 having sold 153,333 Units, raising $100,000. The Units were issued without any public solicitation, were sold to a limited number of accredited investors and were acquired with investment intent and without a view to distribution. The Units were issued pursuant to the exemptions provided by Rule 506 of Regulation D and Section 4(6) of the 1933 Act. These Units are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and the certificates evidencing the shares and Warrants bear a legend stating the restrictions on resale.

In conjunction with retaining employees and consultants, NutraStar issued share and options to purchase shares in the following transactions:

(i) On January 7, 2002, we entered into a five-year employment agreement with an employee. In relation to this agreement, we issued options to purchase 155,000 shares of NutraStar's common stock. The options vest over four years in increments of 80,000, 25,000, 25,000, and 25,000, have an exercise price of $1 per share, and expire on January 7, 2012. As of March 31, 2002, we recorded compensation expense and deferred compensation totaling $48,438 and $145,312, respectively, in relation to this transaction.

(ii) On January 10, 2002, we entered into a six-month consulting services agreement for marketing services. In relation to this agreement, we issued options to purchase 25,000 shares of NutraStar's common stock at an exercise price of $1 per share. The options expire in 10 years. We recorded consulting expense of $47,250 in relation to this transaction.

(iii) On February 4, 2002, we entered into a three-month marketing services agreement for public relations and advertising services. In relation to this agreement, we paid a retainer of $35,000 upon execution of the agreement, issued 35,000 shares of NutraStar's restricted common stock, and issued options to purchase 50,000 shares of NutraStar's common stock at an exercise price of $3 per share. The options expire in two years. We recorded consulting expense totaling $90,250 in relation to this transaction.

(iv) On February 21, 2002, we entered into a one-year financial advisory services agreement. In relation to this agreement, NutraStar paid a non-refundable retainer of $20,000, issued 200,000 restricted shares of NutraStar's common stock, and issued options to purchase 100,000 restricted shares of NutraStar's common stock at $1 per share, 100,000 at $2.50 per share, and 100,000 at $4 per share. NutraStar recorded a consulting expense totaling $159,000 in relation to this transaction.

All of the above issuances of common stock or options were made without any public solicitation, to a limited number of employees or consultants who had access to complete information pertaining to NutraStar and were acquired for investment purposes only. The shares and options were issued pursuant to the private placement exemption provided by Section 4(2) of the 1933 Act. These are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and the certificates evidencing the shares and options bear a legend stating the restrictions on resale.

Prior to the Exchange Transaction and private placements referred to above, NTI issued shares of its common stock in the following transactions:

(i) A total of 28,546 shares were issued to two individuals for cash investments totaling $20,000;

(ii) 21,409 shares were issued to acquire the rights to a registered trademark valued at $21,409;

(iii)356,824 shares were issued to one individual to extend the term of a note payable and payment of principal and interest thereon owed by NTI. The shares were valued at $356,824;

(iv) A total of 249,314 shares were issued to one individual for services rendered to NTI. The services were valued at $249,314.

All of the above issuances of NTI common stock were made without any public solicitation, to a limited number of individuals or entities and were acquired for investment purposes only. The shares were issued pursuant to the private placement exemption provided by Section 4(2) of the 1933 Act. These are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and the certificates evidencing the shares bear a legend stating the restrictions on resale. These shares were subsequently exchanged for Alliance common stock pursuant to the Exchange Transaction.

From July 25, 2000 through December 3, 2001, NTI issued options to purchase 1,050,000 shares of its common stock to seven (7) consultants in partial payment for services rendered to NTI. The issuances were deemed to be private placements exempt from registration by section 4(2) of the 1933 Act. As a result of the Exchange Transaction, these options were converted into options to purchase 1,498,660 of NutraStar's common stock.

From February through July of 2000, a third party solicited funds on behalf of an undetermined public shell company, into which it was contemplated that NTI might merge. In this regard, NTI received approximately $320,000 in deposits to be used for such purpose. As a result of these solicitations, there may have been violations of federal and/or state securities laws by such third party. NTI never proceeded with the contemplated merger. Instead, NTI applied such funds to a subsequent private placement that NTI conducted in which shares of NTI common stock were issued for the $320,000 investment. NTI has offered full refunds to all persons who provided monies to NTI. There are no assurances that federal and/or state securities authorities will not investigate and possibly bring an action against the third party who solicited the funds and NTI.

In conjunction with its incorporation,  NTI issued or authorized the issuance of
(i) 9,358,000 shares of its common stock to Patricia McPeak, NTI's Chief Executive Officer, a director and founder, for payment of incorporation expenses and for pre- and post-incorporation services rendered to NTI, (ii) 1,983,000 shares to SV Star Investments, LLC for management consulting services, (iii) 372,000 shares to RiceX to induce it to enter into its agreements with and provide product to NTI, and (iv) 447,000 shares to three shareholders for management, financial, and public relations consulting services.

All of the above issuances of NTI's common stock were made without any public solicitation, to a limited number of individuals or entities and were acquired for investment purposes only. The shares were issued pursuant to the private placement exemption provided by Section 4(2) of the 1933 Act. These shares are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and the certificates evidencing the shares bear a legend stating the restrictions on resale. These shares were subsequently exchanged for Alliance common stock pursuant to the Exchange Transaction.


Item 27.      Exhibits

The following Exhibits are filed with this prospectus:

         Exhibits                                                                       Page
         --------                                                                       ----
2(1)     Plan and Agreement of Exchange ....................................               -
3.1(2)   Restated Articles of Incorporation filed March 28, 2001 ...........               -
3.2(5)   Restated Articles of Incorporation dated December 11, 2001                        -
3.3(2)   Bylaws ............................................................               -
4.1      Certificate of Designation of Series A Preferred ..................  Filed Herewith
5        Opinion of Counsel ................................................     To Be Filed
10.1(5)  Employment Agreement for Patricia McPeak ..........................               -
10.2(5)  Employment Agreement for Edward Newton ............................               -
10.3     Employment Agreement for Joe Ferrara ..............................     To Be Filed
16.1(3)  Letter Regarding Change in Certifying Accountant Dated
         March 13, 2002 ....................................................               -
16.2(4)  Updated Letter on change of Certifying Accountant Dated
         March 25, 2002 ....................................................               -

16.3(4)  Letter on Change in Certifying Accountant Dated
         March 21, 2002 ....................................................               -
23.1(3)  Consent of Weintraub Genshlea Chediak Sproul ......................   See Exhibit 5
23.2     Consent of Singer Lewak Greenbaum & Goldstein, LLP ................  Filed Herewith
23.3     Consent of Hood & Strong, LLP......................................  Filed Herewith

____________________

(1) Incorporated by reference to exhibits previously filed on Form 8-K filed on November 19, 2001.
(2) Incorporated by reference to exhibits previously filed on Form 10-SB filed on April 19, 2001.
(3) Incorporated by reference to exhibits previously filed on Form 8-K filed on March 14, 2002.
(4) Incorporated by reference to exhibits previously filed on Form 8-K/A filed on March 25, 2001.
(5) Incorporated by reference to exhibits previously filed on Form 10-KSB filed on April 16, 2002.


Item 28.      Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iv) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the city of Sacramento, State of California, on May 31, 2002.

                             NUTRASTAR INCORPORATED


                             By    /s/ Patricia McPeak
                               -------------------------------------------------
                                Patricia McPeak,
                                Chief Executive Officer


                             By    /s/ James Kluber
                               -------------------------------------------------
                                James Kluber, Principal Financial and Accounting Officer


In accordance with the requirements of the Securities Act of l933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

                                 Title                           Date
                                 -----                           ----

/s/ Patricia McPeak             Director                     May 31, 2002
-----------------------
Patricia McPeak


/s/ Edward G. Newton            Directors                    May 31, 2002
-----------------------
Edward G. Newton